Exhibit 99.1

Form of Subscription Documents for
GSV GROWTH CREDIT FUND INC.

Confidential

DIRECTIONS FOR THE COMPLETION
OF THE SUBSCRIPTION DOCUMENTS
Prospective investors must complete the Subscription Agreement (the "Subscription Agreement"), the Investor Questionnaire (the "Investor Questionnaire") and any necessary attachments (the Subscription Agreement, the Investor Questionnaire and all such attachments collectively, the "Subscription Documents") contained in this package in the manner described below. Capitalized terms not defined herein are used as defined in the Private Placement Memorandum of GSV Growth Credit Fund Inc., a Maryland Corporation (as amended, restated and/or supplemented from time to time). For purposes of these Subscription Documents, the "Investor" is the person or entity for whose account the common stock is being purchased and that can satisfy the representations and warranties set forth in the Subscription Documents. Another person or entity with investment authority may execute the Subscription Documents on behalf of the Investor, but should indicate the capacity in which it is doing so and the name of the Investor.
1. Subscription Agreement:
(a) Each Investor should fill in the amount of the Capital Commitment, date, print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) on page 14.
2. Investor Questionnaire:
(a) In Section A, each Investor should fill in its name, type of entity, address, tax identification or social security number, contact person(s), telephone and facsimile numbers, email address, and the other requested information.
(b) Each Investor should check the box or boxes in Section B which are next to the category or categories under which the Investor qualifies as an "accredited investor".
(c) Each Investor that is an individual should respond to the question in Section C.
(d) Each Investor that is an entity should provide the information and respond to the questions in Section D.
(e) Each Investor should respond to the questions in Section E.
(f) Each Investor should respond to the questions in Section F.
(g) Print the name of the Investor and sign (and print name, capacity and title of signatory, if applicable) on page 11 of the Investor Questionnaire.
3. Customer Identification Program — Documentation Requirements (if the documentation may have previously been submitted, please contact the Company to confirm.)
(a) Formation:
Organized entities, including corporations, partnerships, limited liability companies, and trusts: provide a certificate of formation and formation agreement.
(b) Identification:
Investors who are natural persons: provide a current (i.e., non-expired) copy of a government issued photo identification.
Corporations, partnerships, limited liability companies, and trusts: provide a current (i.e., non-expired) copy of a government issued photo identification of natural persons who ultimately, directly or indirectly, benefit from 10% or more of the proceeds of the entity or hold 10% or more of the control rights.
Upon review of the above documents, the Company may require additional documentation in order to satisfy its requirements for Know Your Customer and Anti-Money Laundering.
4. Tax Forms:
Each U.S. Investor is required to fill in and sign and date the attached Form W-9 and each non-U.S. investor is required to fill in and date the relevant Form(s) W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI

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or W-8EXP), as applicable, in accordance with the instructions to such Form, and in the event that any applicable reduction or exemption from U.S. federal withholding tax is claimed, is required to provide all applicable attachments or addendums as required to claim such exemption or reduction.
5. Evidence of Authorization:
Each Investor must provide valid evidence of authorization, such as a list of authorized agents, and a current copy of a government issued photo identification for the individual(s) authorized to sign the Subscription Documents.
(a)	For Corporations:
Generally, Investors which are corporations must submit certified corporate resolutions authorizing the subscription and identifying the corporate officer empowered to sign the Subscription Documents.
(b)	For Partnerships:
        Partnerships must submit a certified copy of the partnership certificate (in the case of limited partnerships) or partnership agreement identifying the general partners.
(c)	For Limited Liability Companies:
         Limited liability companies must submit a certified copy of the limited liability operating agreement or certificate of formation identifying the manager or managing member, as applicable, empowered to sign the Subscription Documents.

(d)	For Trusts:
         Trusts must submit a copy of the trust agreement.
(e)	For Employee Benefit Plans:
         Employee benefit plans must submit a certificate of an appropriate fiduciary certifying that the subscription has been authorized and identifying the individual empowered to sign the Subscription Documents.
6. Delivery of Subscription Documents:
Two (2) original completed and executed copies of the Subscription Agreement and the Investor Questionnaire, together with the Form W-9 or W-8, (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, and any required evidence of authorization, should be delivered to the Company at the following address:
GSV Growth Credit Fund Inc.
Attn: David Spreng
2925 Woodside Road
Woodside, CA 94062
In addition, please send (i) the completed and executed Subscription Agreement, (ii) the completed and executed Investor Questionnaire, (iii) the completed Form W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, and (iv) any required evidence of authorization to GSV Growth Credit Fund Inc., by electronic mail to the attention of "David Spreng" at dspreng@gsvgc.com as soon as possible.
Inquiries regarding subscription procedures (including if the Investor Questionnaire indicates that any Investor's response to a question requires further information) should be directed to David Spreng at dspreng@gsvgc.com. If the Investor's subscription is accepted (in whole or in part) by the Company, a fully executed set of the Subscription Documents will be returned to the Investor.

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7. Wire Instructions:
In connection with an Investor's investment, the Investor shall be required to contribute capital pursuant to Funding Notices (as defined below). Upon receipt of a Funding Notice, payment shall be sent by wire transfer pursuant to the wire instructions set forth below. Notwithstanding the foregoing, wire instructions may change in the sole discretion of the Company. Therefore, Investors should wire funds in accordance with the wire instructions set forth in any Funding Notice issued by the Company. To the extent there is any discrepancy in the wire instructions set forth below and the wire instructions set forth in a Funding Notice, the wire instructions in such Funding Notice shall prevail.
Please wire funds to:

Bank:	The PrivateBank
ABA #:	071006486
Account Name:	GSV Growth Credit Fund Inc.
Account #:	2477424
Notation:	«Investor Name»

[Remainder of Page Intentionally Left Blank]

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 SUBSCRIPTION AGREEMENT
GSV Growth Credit Fund Inc.
2925 Woodside Road
Woodside, CA 94062
Ladies and Gentlemen:
1. Subscription.
(a) The undersigned (the "Investor") subscribes for and agrees to purchase shares of common stock, par value $0.01 per share ("Shares"), in GSV Growth Credit Fund Inc. ("GSV Growth Credit Fund" or the "Company") with a capital commitment ("Capital Commitment") in the amount set forth on the signature page below. The Investor acknowledges and agrees that this subscription (i) is irrevocable on the part of the Investor, (ii) is conditioned upon acceptance by or on behalf of the Company, and (iii) may be accepted or rejected in whole or in part by the Company in its sole discretion. The Investor agrees to be bound by all the terms and provisions of the Company's Private Placement Memorandum, as amended, restated and/or supplemented from time to time (the "Memorandum") related to the Company's private offering of Shares (the "Offering"), the Company's Bylaws, substantially in the form attached hereto as Appendix A, as amended from time to time (the "Bylaws"), the Company's Articles of Amendment and Restatement, substantially in the form attached hereto as Appendix B, as amended from time to time (the "Charter"), the Investment Advisory Agreement with GSV Growth Credit LLC, our investment adviser (the "Adviser"), substantially in the form attached hereto as Appendix C, as amended from time to time (the "Advisory Agreement"), the Administration Agreement between the Company and GSV Credit Service Company, LLC, our administrator (the "Administrator"), substantially in the form attached hereto as Appendix D, as amended from time to time (the "Administration Agreement," and together with the Memorandum, the Bylaws, the Charter and the Advisory Agreement, the "Operative Documents"), together with this Subscription Agreement (the "Subscription Agreement"). Capitalized terms not defined herein are used as defined in the Memorandum. The Company expects to enter into separate Subscription Agreements (the "Other Subscription Agreements," and, together with this Subscription Agreement, the "Subscription Agreements") with other investors (the "Other Investors," and together with the Investor, the "Investors"), providing for the sale of Shares to the Other Investors. This Subscription Agreement and the Other Subscription Agreements are separate agreements, and the sales of Shares to the undersigned and the Other Investors are separate sales.
(b) The Investor agrees to purchase Shares in this Offering for an aggregate purchase price equal to its Capital Commitment, payable at such times and in such amounts as required by the Company, under the terms and subject to the conditions set forth herein. On each Capital Drawdown Date (as defined below), the Investor agrees to purchase from the Company, and the Company agrees to issue to the Investor, a number of Shares equal to the Drawdown Share Amount (as defined below) at an aggregate price equal to the Drawdown Purchase Price (as defined below); provided, however, that in no circumstance will an Investor be required to purchase Shares for an amount in excess of its Unused Capital Commitment (as defined below).

"Drawdown Purchase Price" shall mean, for each Capital Drawdown Date, an amount in U.S. dollars determined by multiplying (i) the aggregate amount of Capital Commitments being drawn down by the Company from all Investors on that Capital Drawdown Date, by (ii) a fraction, the numerator of which is the Unused Capital Commitment of the Investor and the denominator of which is the aggregate Unused Capital Commitments of all Investors that are not Defaulting Investors or Excluded Investors (as defined below).
"Drawdown Share Amount" shall mean, for each Capital Drawdown Date, a number of Shares determined by dividing (i) the Drawdown Purchase Price for that Capital Drawdown Date by (ii) the applicable Per Share Price (as defined below), with the resulting quotient adjusted to the nearest whole number to avoid the issuance of fractional shares.
"Per Share NAV" shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined below), the net asset value per Share, as determined by the Company's Board of Directors (including any committee of the Board, the "Board"), as of the end of the most recent calendar quarter prior to the date of the Funding Notice (as defined below).

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"Per Share Price" shall mean, for any Capital Drawdown Date or Catch-Up Date (as defined below), an amount in U.S. dollars equal to the greater of (i) $15.00 or (ii) the Per Share NAV; provided, that the Per Share Price shall be subject to the limitations of Section 23 under the Investment Company Act of 1940, as amended (the "1940 Act").
"Unused Capital Commitment" shall mean, with respect to an Investor, the amount of such Investor's Capital Commitment as of any date reduced by the aggregate amount of contributions made by that Investor at all previous Capital Drawdown Dates and any Catch-Up Date pursuant to Section 1(b) and Section 2(c), respectively.
2. Closings.
(a) The initial closing of this Offering will take place as soon as practicable in the sole discretion of the Adviser upon the receipt of aggregate Capital Commitments totaling at least $50 million (such date being the "Initial Closing Date," and the date on which each subsequent closing occurs, a "Subsequent Closing Date," and each Subsequent Closing Date with the Initial Closing Date shall be referred to herein as the "Closing Date"). The Company may accept additional Capital Commitments on one or more Subsequent Closing Dates until December 31, 2017 (the last of which Subsequent Closing Dates shall be referred to herein as the "Final Closing").
(b) The Investor agrees to provide any information reasonably requested by the Company to verify the accuracy of the representations contained herein, including without limitation the investor questionnaire (the "Investor Questionnaire"). Promptly after the Closing Date, the Company will deliver to the Investor or its representative, if the Investor's subscription has been accepted, a countersigned copy of this Subscription Agreement and other documents and instruments necessary to reflect the Investor's status as an investor in the Company, including any documents and instruments to be delivered pursuant to this Subscription Agreement.

(c) The Company may enter into Other Subscription Agreements with Other Investors on a Subsequent Closing Date and any Other Investor whose subscription has been accepted at such Subsequent Closing Date referred to as a "Subsequent Investor." Notwithstanding the provisions of Sections 1(b) and 3, on one or more dates to be determined by the Company that occur on or following the Subsequent Closing Date but no later than the next succeeding Capital Drawdown Date (each, a "Catch-Up Date"), each Subsequent Investor shall be required to purchase from the Company a number of Shares with an aggregate purchase price necessary to ensure that, upon payment of the aggregate purchase price for such Shares by the Subsequent Investor in the aggregate for all Catch-Up Dates, such Subsequent Investor's Invested Percentage (as defined below) shall be equal to the Invested Percentage of all prior Investors (other than any Defaulting Investors or Excluded Investors) (the "Catch-Up Purchase Price"). Upon payment of the Catch-Up Purchase Price by the Investor on a Catch-Up Date and payment by Other Investors of the requisite amount, the Company shall issue to each such Subsequent Investor a number of Shares determined by dividing (x) the Catch-Up Purchase Price for such Subsequent Investor by (y) the Per Share Price for such Subsequent Investor as of a Catch-Up Date. For the avoidance of doubt, in the event that the Catch-Up Date and a Capital Drawdown Date occur on the same calendar day, such Catch-Up Date (and the application of the provisions of this Section 2(c)) shall be deemed to have occurred immediately prior to the relevant Capital Drawdown Date.
"Invested Percentage" means, with respect to an Investor, the quotient determined by dividing (i) the aggregate amount of contributions made by such Investor pursuant to Section 1(b) and this Section 2(c) by (ii) such Investor's Capital Commitment.
(d) At each Capital Drawdown Date following any Subsequent Closing Date, all Investors, including Subsequent Investors, shall purchase Shares in accordance with the provisions of Section 1(b); provided, however, that notwithstanding the foregoing, the definitions of Drawdown Share Amount and Per Share Price and the provisions of Section 3(b), nothing in this Subscription Agreement shall prohibit the Company from issuing Shares to Subsequent Investors whose subscriptions are accepted after the Closing Date at a Per Share Price greater than the Per Share NAV at the time of issuance.
(e) In the event that any Investor is permitted by the Company to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate Subscription Agreement with the Company, it being understood and agreed that such separate Subscription Agreement will be considered to be an Other Subscription Agreement for the purposes of this Subscription Agreement.

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3. Capital Drawdowns.
(a) Purchases of Shares will take place on dates selected by the Company in its sole discretion (each, a "Capital Drawdown Date") and shall be made in accordance with the provisions of Section 1(b).
(b) The Company shall deliver to the Investor by electronic mail, at least ten (10) Business Days prior to each Capital Drawdown Date, a notice (each, a "Funding Notice") setting forth (i) the Capital Drawdown Date, (ii) the aggregate number of Shares to be sold to all Investors on the Capital Drawdown Date and the aggregate purchase price for such Shares, (iii) the applicable Drawdown Share Amount, Drawdown Purchase Price and Per Share Price and (iv) the account to which the Drawdown Purchase Price should be wired. For the purposes of this Subscription Agreement, the term "Business Day" shall have the meaning ascribed to it in Rule 14d-1(g)(3) under the Securities Exchange Act of 1934, as amended (the "1934 Act"). Notwithstanding the 10 Business Day notice requirement set forth in the previous sentence, the Investor agrees to satisfy the Funding Notice set forth in Appendix E for the initial Capital Drawdown Date upon at least five (5) Business Days prior to the initial Capital Drawdown Date.
(c) The delivery of a Funding Notice to the Investor shall be the sole and exclusive condition to the Investor's obligation to pay the Drawdown Share Purchase Price identified in each Funding Notice, and shall represent the Company's acceptance of the Investor's irrevocable and ongoing offer to purchase Shares.
(d) On each Capital Drawdown Date, the Investor shall pay the Drawdown Purchase Price to the Company by bank wire transfer in immediately available funds in U.S. dollars to the account specified in the Funding Notice.

(e) Notwithstanding anything to the contrary contained in this Subscription Agreement, the Company shall have the right (a "Limited Exclusion Right") to exclude any Investor (such Investor, an "Excluded Investor") from purchasing Shares from the Company on any Capital Drawdown Date or participating in a Spin-Off transaction (as defined below) if, in the reasonable discretion of the Company, there is a substantial likelihood that such Investor's purchase or exchange of Shares at such time would (i)(A) result in a violation of, or noncompliance with, any law or regulation to which such Investor, the Company, the Adviser, any Other Investor or a portfolio company would be subject or (B) cause the assets of the Company to be considered "plan assets" under the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), because investments of "Benefit Plan Investors" (within the meaning of Section 3(42) of ERISA and certain Department of Labor regulations) are deemed to be significant or (ii) cause any new fund formed in connection with a Spin-Off transaction to (A) be in violation of, or noncompliance with, any law or regulation to which such fund would be subject or (B) be deemed to hold "plan assets" under ERISA or Section 4975 of the Code because the investments of Benefit Plan Investors are deemed to be significant.

For purposes of this Subscription Agreement, a "Spin-Off transaction" includes a transaction whereby the Company offers Investors the option to elect to either (i) retain their ownership of Shares; (ii) exchange their Shares for shares of common stock in a newly formed entity (the "Public Fund") that will elect to be regulated as a business development company under the 1940 Act and treated as a regulated investment company under Subchapter M of the Code, and which will use its commercially reasonable best efforts to complete an initial public offering of shares of its common stock not later than three years after the Final Closing; or (iii) exchange their Shares for interests of one or more newly formed entities (each, a "Liquidating Fund") that will each be organized as a limited liability company, and which will, among other things, seek to complete an orderly wind down and/or liquidation of any such Liquidating Fund; provided, however, that in no event will an Investor be obligated to exchange his, her or its Shares for shares of common stock in the Public Fund or interests in a Liquidating Fund.
4. Pledging. Without limiting the generality of the foregoing, the Investor specifically agrees and consents that the Company may, at any time, and without further notice to or consent from the Investor (except to the extent otherwise provided in this Subscription Agreement), grant security over and, in connection therewith, Transfer (as defined in Section 8(d)) its right to draw down capital from the Investor pursuant to Section 3, and the Company's right to receive the Drawdown Share Purchase Price (and any related rights of the Company), to lenders or other creditors of the Company, in connection with any indebtedness, guarantee or surety of the Company; provided, that, for the avoidance of doubt, any such grantee's right to draw down capital shall be subject to the limitations on the Company's right to draw down capital pursuant to Section 3.

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5. Dividends; Dividend Reinvestment Program.
(a) As described more fully in the Memorandum, the Company generally intends to distribute, out of assets legally available for distribution, substantially all of its available earnings, on a quarterly basis, subject to the discretion of the Board. The Company has adopted a plan in which the Company will reinvest all cash dividends declared by the Board on behalf of Investors who do not elect to receive their dividends in cash, crediting to each such Investor a number of Shares equal to: the quotient determined by dividing the cash value of the dividend or distribution payable to such Investor by the net asset value per Share determined as of the valuation date fixed by the Board for such dividend. The Investor may elect to receive any or all such dividends in cash by notifying the Adviser, or, in the case of Investors whose shares are held by a broker or other financial intermediary, such broker or other financial intermediary, in writing no later than ten (10) days prior to the record date for the first dividend that the Investor wishes to receive in that form. The Investor and the Company agree and acknowledge that any dividends received by the Investor or reinvested by the Company on the Investor's behalf shall have no effect on the amount of the Investor's Unused Capital Commitment.
(b) The Company represents and warrants that it shall not make any in-kind distributions consisting of securities that are not Marketable Securities or common stock of the Company except in connection with liquidation distributions conducted in connection with the dissolution of the Company in accordance with the Maryland General Corporation Law. "Marketable Securities" means securities which are traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market or on a comparable securities market or exchange now or in the future.

6. Remedies upon Investor Capital Drawdown Default.

(a) Except as otherwise provided in this Subscription Agreement, upon any failure by an Investor to pay all or any portion of the purchase price due from such Investor on any Capital Drawdown Date (such amount, together with the full amount of such Investor's remaining Capital Commitment, a "Defaulted Commitment"), interest will accrue at the Default Rate (as defined below) on the outstanding unpaid balance of such purchase price, from and including the date such purchase price was due until the earlier of the date of payment of such purchase price by such Investor (or a transferee) or the date on which such Share is transferred. The Default Rate with respect to any period shall be the lesser of (a) a variable rate equal to the prime rate of interest in effect (as reported in the Wall Street Journal) during such period plus 6% or (b) the highest interest rate for such period permitted by applicable law (the "Default Rate"). The Company, in its discretion, may waive the requirement to pay interest, in whole or in part.

(b) In the event a Defaulted Commitment remains uncured for a period of ten (10) Business Days, the Company shall be permitted to declare such Investor to be in default of its obligations under this Subscription Agreement (any such Investor, a "Defaulting Investor") and shall be permitted to pursue one or any combination of the following remedies:
(i) Cause the Defaulting Investor to forfeit, at each Capital Drawdown Date, such number of its Shares as is necessary to prevent any increase in such Defaulting Investor's Shares' aggregate net asset value as a result of the contribution of capital by Other Investors with respect to their Shares, which forfeited Shares may be cancelled on the Company's books and records or may be transferred to the Other Investors (other than any defaulting Other Investor), in each case without any action by the Defaulting Investor;
(ii) Impose a Default Charge upon the Defaulting Investor pursuant to Section 6(c);
(iii) Offer all of the Defaulting Investor's Shares to the Other Investors (other than any defaulting Other Investor) or third parties for purchase at a price equal to the lesser of the then net asset value of such Shares or the highest price reasonably obtainable by the Company, subject to such other terms as the Company in its discretion shall determine, which offer(s) shall be binding upon the Defaulting Investor if the purchasing Other Investors or third parties agree to assume the related Capital Commitment with respect to such Shares of the Defaulting Investor, including any portion then due and unpaid, and the Company pursuant to its authority under Section 10 may execute on behalf of the Defaulting Investor any documents necessary to effect the Transfer (as defined in Section 8(d)) of the Defaulting Investor's Shares pursuant to this Section 6(b)(iii); provided, however, that notwithstanding anything to the contrary contained in this Subscription Agreement, no

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Shares shall be transferred to any Other Investor pursuant to this Section 6(b)(iii) in the event that such Transfer (as defined in Section 8(d)) would (x) violate the Securities Act of 1933, as amended (the "1933 Act"), 1940 Act or any state (or other jurisdiction) securities or "Blue Sky" laws applicable to the Company or such Transfer (as defined in Section 8(d)), (y) constitute a non-exempt "prohibited transaction" under Section 406 of ERISA or Section 4975 of the Code or (z) cause all or any portion of the assets of the Company to constitute "plan assets" under ERISA or Section 4975 of the Code (it being understood that this proviso shall operate only to extent necessary to avoid the occurrence of the consequences contemplated herein);
(iv) Assist the Defaulting Investor in selling its Shares (subject to applicable law), with the full assumption by the buyer of the Defaulting Investor's Capital Commitments thereto, including any portion then due and unpaid;
(v) Accept a late contribution from the Defaulting Investor, with interest (if any), in satisfaction of its then-outstanding obligation to contribute hereunder; or
(vi) Pursue and enforce all of the Company's other rights and remedies against the Defaulting Investor under this Subscription Agreement and applicable law and/or at equity, including but not limited to the commencement of a lawsuit to collect the unpaid Capital Commitment, interest, costs, and reimbursement (with interest at the Default Rate) for any other damages suffered by the Company.
If a Defaulting Investor's Shares are sold pursuant to Sections 6(b)(iii) or 6(b)(iv) above, or if the Company exercises its discretion to accept a late contribution pursuant to Section 6(b)(v) above, the Company shall not impose a Default Charge pursuant to Section 6(c) below. Otherwise, to the maximum extent permitted by law, the remedies set forth above shall be cumulative, and the use by the Company of one or more of them against a Defaulting Investor shall not preclude the use of any other such remedy. The Company may pursue and enforce all rights and remedies it may have against a Defaulting Investor. Notwithstanding anything to the contrary in this Subscription Agreement, the Company will hold the Defaulting Investor responsible for all fees and expenses, including without limitation, attorneys' fees or sales commissions, incurred as a result of the default. The Investor agrees that this Section 6 is solely for the benefit of the Company and shall be interpreted by the Company against a Defaulting Investor in the discretion of the Company. The Investor further agrees that the Investor cannot and will not seek to enforce this Section 6 against the Company or any other investor in the Company.
 (c) The Investors agree that the damages suffered by the Company as the result of a Defaulted Commitment will be substantial and that such damages cannot be estimated with reasonable accuracy. To the maximum extent permitted by applicable law, as a penalty, and subject to Section 6(b) above, the Company may cause a Defaulting Investor to forfeit up to an additional amount of Shares equal to 50% of the Shares such Defaulting Investor subscribed for, respectively (the "Default Charge") after application of Section 6(b)(i), which forfeited Shares may be cancelled on the Company's books and records without any action by the Defaulting Member.
(d) Subject to any Default Charge imposed pursuant to Section 6(c), the Company may withhold any distributions that otherwise would be made to a Defaulting Investor until such time as the Company makes its final liquidating distribution, or until such earlier time as the Company may determine. Any distributions so withheld, or the proceeds thereof, shall be placed in a separate escrow account and may only be used by the Company to offset obligations of such Defaulting Investor. Upon the final liquidating distribution or such earlier time as the Company determines, if there are funds remaining in the escrow account after paying or reserving for all possible current and future obligations of such Defaulting Investor, such funds shall be distributed to such Defaulting Investor. If the Company has withheld in-kind distributions from an Investor pursuant to this Section 6(d) and subsequently determines to pay the withheld distributions to such Investor, it may elect to (i) pay cash to such Investor in lieu of any distributions which were made to non-defaulting Investors in kind and withheld from such Investor, but the Company shall not, in such event, be liable to such Investor for any subsequent increase in the value of any securities that would have been distributed to such Investor had such Investor not defaulted, or (ii) deliver to such Investor the securities or other assets (or substantially identical securities or assets) such Investor would have received had the distribution to such Investor not been withheld, but the Company shall not, in such event, be liable for any diminution in the value of such securities or other assets subsequent to the date such securities would have been distributed. Any losses incurred by the Company upon the disposition of the securities or other assets that would otherwise have been distributed to the Defaulting Investor in kind shall be for the account of the Defaulting Investor.

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(e)(i) The Company, in its sole discretion, may determine that no additional capital contribution shall be accepted from a Defaulting Investor, in which case the Company shall so notify the Defaulting Investor and, following the date that such notice is given to the Defaulting Investor, the Company shall not call for additional capital contributions from such Defaulting Investor.
(ii) If the Company has given the notice described in Section 6(e)(i) and such Defaulting Investor's aggregate amount of contributions with respect to its Shares has been reduced to zero (by application of the Default Charge or otherwise), then the Defaulting Investor's Shares shall be forfeited without compensation and the Defaulting Investor shall no longer be a stockholder of the Company, and the Company shall have no further obligation to the Defaulting Investor.
(iii) If a portion or all of the Shares of a Defaulting Investor are forfeited, then for purposes of the Advisory Agreement, the Defaulting Investor's Capital Commitment shall be correspondingly reduced; provided, however, that for purposes of determining the management fee payable by the Company under the Advisory Agreement (the "Management Fee"), such adjustment to the Defaulting Investor's original Capital Commitment shall take effect only as of the end of the fiscal year in which such unpaid Capital Commitment is reduced to zero or its Shares are extinguished. For purposes of any other provision of the Operative Documents for which the Defaulting Investor's Capital Commitment with respect to each of its Shares is relevant, the Company shall determine the amount of such Capital Commitment, in its reasonable discretion, so as to carry out the purposes of such provision.
7. Key Person Event. If, at any time prior to the consummation of the initial Spin-Off transaction (the period ending on such date being the "Commitment Period"), David Spreng, the Company's President and CEO (the "Key Person"), fails to provide duties to the Company consistent with the standards set forth in the Advisory Agreement for any consecutive period exceeding 60 days, the Company's stockholders will be promptly notified and the Commitment Period for each stockholder shall be suspended unless and until a plan of operations is agreed upon by the Board and approved by the affirmative vote of the Company's stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
8. Representations and Warranties of the Investor. To induce the Company to accept this subscription, the Investor represents and warrants as follows:
(a) This Subscription Agreement has been duly authorized, executed and delivered by the Investor and, upon due authorization, execution and delivery by the Company, will constitute the valid and legally binding agreement of the Investor enforceable in accordance with its terms against the Investor, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and remedies, as from time to time in effect; (ii) application of equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties.
(b) The Shares to be acquired hereunder are being acquired by the Investor for the Investor's own account for investment purposes only and not with a view to resale or distribution.
(c) The Investor understands that the Company intends to file elections to be: (i) regulated as a business development company under the 1940 Act and (ii) treated as a regulated investment company within the meaning of Section 851 of the Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Company as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Company, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Company has filed a registration statement on Form 10 (the "Form 10 Registration Statement") related to its common stock with the U.S. Securities and Exchange Commission (the "SEC") under the 1934 Act. The Form 10 Registration Statement is not the offering document pursuant to which the Company is conducting this Offering and may not include all information regarding the Company contained in the Memorandum; accordingly, Investors should rely exclusively on information contained in the Operative Documents in making their investment decisions.
(d)(i) The Investor understands that the offering and sale of the Shares in this Offering are intended to be exempt from registration under the 1933 Act, applicable U.S. state securities laws and the laws of any non-U.S. jurisdictions by virtue of the private placement exemption from registration provided in Section 4(2) of the

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1933 Act, exemptions under applicable U.S. state securities laws and exemptions under the laws of any non-U.S. jurisdictions, and it agrees that any Shares acquired by the Investor may not be sold, offered for sale, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of (each, a "Transfer") in any manner that would require the Company to register the Shares under the 1933 Act, under any U.S. state securities laws or under the laws of any non-U.S. jurisdictions. The Investor understands that the Company requires each investor in the Company to be an "accredited investor" as defined in Rule 501(a) of Regulation D of the 1933 Act ("Accredited Investor") and the Investor represents and warrants that it is an Accredited Investor.
(ii) The Investor understands that the offering and sale of the Shares in this Offering in non-U.S. jurisdictions may be subject to additional restrictions and limitations, and represents and warrants that it is acquiring its Shares in compliance with all applicable laws, rules, regulations and other legal requirements applicable to the Investor including, without limitation, the legal requirements of jurisdictions in which the Investor is resident and in which such acquisition is being consummated. Furthermore, the Investor understands that all offerings and sales made outside of the United States will be made pursuant to Regulation S under the 1933 Act.
(e)(i) The Investor may not Transfer its Capital Commitment or, other than in connection with a Spin-Off transaction, any of its Shares unless (a) the Company provides its prior written consent, (b) the Transfer is made in accordance with applicable securities laws and (c) the Transfer is otherwise in compliance with the transfer restrictions set forth in Appendix F. No Transfer will be effectuated except by registration of the Transfer on the Company books. Each transferee must agree to be bound by these restrictions and all other obligations as an investor in the Company.
(ii) The Investor acknowledges that the Investor is aware and understands that there are other substantial restrictions on the transferability of Shares or Capital Commitment under this Subscription Agreement, the Operative Documents and under applicable law including, but not limited to, the fact that (a) there is no established market for the Shares and it is possible that no public market for the Shares will develop; (b) the Shares are not currently, and Investors have no rights to require that the Shares be, registered under the 1933 Act or the securities laws of the various states or any non-U.S. jurisdiction and therefore cannot be Transferred unless subsequently registered or unless an exemption from such registration is available; and (c) the Investor may have to hold the Shares herein subscribed for and bear the economic risk of this investment indefinitely, and it may not be possible for the Investor to liquidate its investment in the Company.
(f) The Investor has been furnished and has carefully read this Subscription Agreement, each Operative Document, in each case as amended, restated and/or supplemented through the closing date of the Investor's subscription for Shares, a current copy of the Proxy Voting Policies and Procedures of the Adviser and, to the extent the Investor is a natural person, a current copy of the GSV Growth Credit Fund Inc. Privacy Notice. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, is able to bear the risks of an investment in the Shares and understands the risks of, and other considerations relating to, a purchase of Shares, including the matters set forth under the caption "Risk Factors" in the Memorandum.

(g) To the full satisfaction of the Investor, the Investor has been furnished any materials the Investor has requested relating to the Company, the Offering of Shares or any statement made in the Memorandum, and the Investor has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the Offering and to obtain any additional information necessary to verify the accuracy of any representations or information set forth in the Memorandum.
(h) Other than as set forth in this Subscription Agreement, the Operative Documents and any separate agreement in writing with the Company executed in conjunction with the Investor's subscription for Shares, the Investor is not relying upon any other information (including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine, website or similar media or broadcast over television or radio, and any seminars or meetings whose attendees have been invited by any general solicitation or advertising), representation or warranty by the Company, its Adviser or any affiliate of the foregoing or any agent of them, written or otherwise, in determining to invest in the Company and the Investor understands that the Memorandum is not intended to convey tax or legal advice. The Investor has consulted to the extent deemed appropriate by the Investor with the Investor's own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning an investment in Shares and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of an investment in Shares, and believes that an investment in the

7

Shares is suitable and appropriate for the Investor. The Investor has not received, nor has the Investor relied upon, any recommendation (as defined under 29 C.F.R. 2510.3-21(b)) from the Adviser, the Administrator, or the Company regarding the advisability of acquiring, holding, disposing or exchanging securities or other investment property including, but not limited to, the Shares.
(i) If the Investor is not a natural person, (i) that each of the Investor's beneficial owners (the total number of which has been provided to the Company) is (a) a "qualified purchaser," as such term is defined in Section 2(a)(51) of the 1940 Act, and (b) an Accredited Investor, (ii) that the Investor will not (1) admit or consent to the admission of any new beneficial owner of the Investor who is not a "qualified purchaser transferee" as defined in Rule 3c-6(b) under the 1940 Act or at the date of such admission a "qualified purchaser" as defined in Section 2(a)(51) of the 1940 Act or (2) consent to the Transfer, directly or indirectly, by any beneficial owner of the Investor of any portion of such beneficial owner's interest in the Investor to any Person who is not a "qualified purchaser transferee" as defined in Rule 3c-6 under the 1940 Act or at the date of such Transfer a "qualified purchaser" as defined in Section 2(a)(51) of the 1940 Act, (iii) the Investor has the power and authority to enter into this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares, and to perform its obligations hereunder and thereunder and consummate the transactions contemplated hereby and thereby and (iv) the person signing this Subscription Agreement on behalf of the Investor has been duly authorized to execute and deliver this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares. If the Investor is a natural person, the Investor has all requisite legal capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the documents required to be executed and delivered by the Investor in connection with this subscription for Shares. The execution and delivery by the Investor of, and compliance by the Investor with, this Subscription Agreement and each other document required to be executed and delivered by the Investor in connection with this subscription for Shares does not violate, represent a breach of, or constitute a default under, any instruments governing the Investor, any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor is bound, in each case assuming compliance by each of the Company and the Adviser with their respective obligations set forth in this Subscription Agreement and all other documents concerning the Investor's investment in the Company to which both the Investor and the Company are parties.
(j) The Investor: (i) is not registered or required to be registered as an investment company under the 1940 Act; (ii) has not elected to be regulated as a business development company under the 1940 Act; and (iii) either (A) is not relying on the exception from the definition of "investment company" under the 1940 Act set forth in Section 3(c)(1) or 3(c)(7) thereunder or (B) is otherwise permitted to acquire and hold more than 3% of the outstanding voting securities of a business development company, assuming proper implementation by the Company of any proxy granted to the Company by the Investor to mirror vote the Investor's Shares in the same manner as the Company's other shareholders.
(k) Representations for Non-U.S. Persons.
(i) If the Investor is not a "United States Person," as defined below (a "non-U.S. Person"), the Investor has heretofore notified the Company in writing of such status. For this purpose, "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, or any trust (i) the administration of which may be subject to the primary supervision of a U.S. court and (ii) the authority to control all of the substantial decisions of which is held by one or more U.S. persons.
(ii) The Investor will notify the Company immediately if the Investor becomes a United States Person.
(iii) The Investor is acquiring the Shares for its own account for investment purposes only and is not subscribing on behalf of or funding its commitment with funds obtained from a United States Person.
(iv) Except for offers and sales to discretionary or similar accounts held for the benefit or account of a non-U.S. Person by a U.S. dealer or other professional fiduciary, all offers to sell and offers to buy the Interest were made to or by the Investor while the Investor was outside the United States and at the time the Investor's order to buy the Shares originated (and at the time this Subscription Agreement was executed by the Investor) the Investor was outside the United States.

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(l) If the Investor is, or is acting (directly or indirectly) on behalf of, a "Plan" (defined below) which is subject to Title I of ERISA or Section 4975 of the Code, or any provisions of any other federal, state, local, non-U.S. or other laws or regulations that are similar to those provisions contained in such portions of ERISA or the Code (collectively, "Other Plan Laws"): (1) the decision to invest in the Company was made by a fiduciary (within the meaning of Section 3(21) of ERISA and the regulations thereunder, or as defined under applicable Other Plan Laws) (a "Fiduciary") of the Plan which is unrelated to the Adviser or any of its employees, representatives or affiliates and which is duly authorized to make such an investment decision on behalf of the Plan (the "Plan Fiduciary"); (2) the Plan Fiduciary has taken into consideration its fiduciary duties under ERISA or any applicable Other Plan Law, including the diversification requirements of Section 404(a)(1)(C) of ERISA (if applicable), in authorizing the Plan's investment in the Company, and has concluded that such investment is prudent; (3) the Plan's subscription to invest in the Company and the purchase of Shares contemplated hereby is in accordance with the terms of the Plan's governing instruments and complies with all applicable requirements of ERISA, the Code and all applicable Other Plan Laws and does not constitute a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a similar violation under any applicable Other Plan Laws; and (4) the Plan Fiduciary acknowledges and agrees that neither the Adviser nor any of its employees, representatives or affiliates will be a fiduciary with respect to the Plan as a result of the Plan's investment in the Company, pursuant to the provisions of ERISA or any applicable Other Plan Laws, or otherwise, and the Plan Fiduciary has not relied on, and is not relying on, the investment advice of any such person with respect to the Plan's investment in the Company. "Plan" includes (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, individual retirement account or other arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder and (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements, pursuant to ERISA or otherwise.
(m) The Investor agrees to notify the Company in writing in the event (i) the Investor either becomes or ceases to be a "benefit plan investor" within the meaning of Section 3(42) of ERISA, as modified by 29 C.F.R. 2510.3-101(f)(2) or under any Other Plan Law (a "Benefit Plan Investor"), (ii) the Investor reasonably expects that the Investor will become or cease to be a Benefit Plan Investor, or (iii) if the Investor is an entity that is deemed to hold the assets of any of Plan pursuant to ERISA or any Other Plan Law, the percentage of such Investor's assets attributable to Plans either increases or decreases. The Investor also agrees to, within 15 business days of the receipt of a written request from the Company, provide a written update to the Company with regard to any of the foregoing. If the Company, in its sole discretion, determines that so doing would be useful in ensuring that equity participation in the Company is not significant within the meaning of 29 C.F.R. 2510.3-101(f), the Company may require any Benefit Plan Investor to transfer some or all of its common stock for fair market value (as determined by the Company in its sole discretion) to an Investor other than a Benefit Plan Investor (whether an existing Investor or a new Investor). The Investor shall have no claim against the Company, the Adviser, the Administrator or any of their respective affiliates for any form of damages or liability as a result of any such transfer.
 (n) If the investment in the Shares is being made on behalf of an employee benefit plan maintained outside of the United States primarily for the benefit of persons substantially all of whom are nonresident aliens (as described in Section 4(b)(4) of ERISA), (i) there is no provision in the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan that could in any respect affect the operation of the Company, including operations of the Adviser as contemplated by the Advisory Agreement, or prohibit any action contemplated by the Operative Documents and related disclosure of the Company, including, without limitation, the investments which may be made pursuant to the Company's investment strategies, the concentration of investments for the Company and the payment by the plan of incentive or other fees, and (ii) the plan's investment in the Company will not conflict with or violate the instruments governing such plan or any federal, state or local or foreign law, rule, regulation or constitutional provision applicable to the plan.
(o) The Investor was offered the Shares through private negotiations, not through any general solicitation or general advertising, and in the state listed in the Investor's permanent address set forth in the Investor Questionnaire.
(p)(i) None of the Investor, any of its affiliates, or, based on the representations and warranties of the beneficial owner(s) of the Investor or the Investor's affiliates provided to the Investor and/or the Investor's affiliates,

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any beneficial owner(s) of the Investor or the Investor's affiliates, (A) appears on the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, or (B) is a person identified as, or affiliated with, a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a "non-cooperative country or territory" by the Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a "primary money laundering concern." The Investor further represents and warrants that the Investor: (I) has conducted thorough due diligence with respect to all of its beneficial owners, (II) has established the identities of all beneficial owners and the source of each of the beneficial owner's funds and (III) will retain evidence of any such identities and status of any such source of funds and any such due diligence and will maintain such information for at least five years from the date of complete withdrawal from the Company. Pursuant to anti-money laundering laws and regulations, including rules issued by the Financial Crimes Enforcement Network ("FinCEN") under authority granted it by the U.S. Department of the Treasury, the Company may be required to collect documentation verifying the Investor's identity and the source of funds used to acquire an Interest before, and from time to time after, acceptance by the Company of this Subscription Agreement. The Investor further represents and warrants that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor's investment in the Shares have been or will be derived from or related to any illegal activities, including, but not limited to, money laundering activities, and (y) the proceeds from the Investor's investment in the Shares will be used to finance any illegal activities.
(ii) The Investor will provide to the Company at any time such information as the Company determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations issued by FinCEN, any other governmental authority, self-regulatory organization, or applicable jurisdiction and (B) to respond to requests for information concerning the identity of Investors from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.
(iii) To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Company and all payments and distributions to the Investor from the Company will only be made in the Investor's name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a "foreign shell bank" within the meaning of 31 U.S.C. § 5318(j)(1) under the U.S. Bank Secrecy Act, as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.
(iv) The representations and warranties set forth in this Section 8(p) shall be deemed repeated and reaffirmed by the Investor to the Company as of each date that the Investor is required to make a capital contribution to, or receives a distribution from, the Company. If at any time during the term of the Company, the representations and warranties set forth in this Section 8(p) cease to be true, the Investor shall promptly so notify the Company in writing.
(v) The Investor understands and agrees that the Company may not accept any amounts from a prospective Investor if such prospective Investor cannot make the representations set forth in this Section 8(p).
(q) The Investor acknowledges that, in order to comply with the provisions of the U.S. Foreign Account Tax Compliance Act ("FATCA") and avoid the imposition of U.S. federal withholding tax, the Company may, from time to time, require further information and/or documentation from the Investor and, if and to the extent required under FATCA, the Investor's direct and indirect beneficial owners (if any), relating to or establishing any such owner's identity, residence (or jurisdiction of formation), income tax status, and other required information and may provide or disclose such information and documentation to the U.S. Internal Revenue Service. The Investor agrees that it shall provide such information and documentation concerning itself and its beneficial owners, if any, as and when requested by the Company sufficient for the Company to comply with its obligations under FATCA. The Investor acknowledges that, if the Investor does not provide the requested information and documentation, the Company may, at its sole option and in addition to all other remedies available at law or in equity, prohibit additional investments, decline or delay any redemption requests by the Investor and/or deduct from such Investor's account and retain amounts sufficient to indemnify and hold harmless the Company from any and all withholding taxes,

10

interest, penalties and other losses or liabilities suffered by the Company on account of the Investor's not providing all requested information and documentation in a timely manner. The Investor shall have no claim against the Company, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions.
(r) The Investor acknowledges that the Company intends to enter into one or more credit facilities with one or more syndicates of banks or to incur indebtedness in lieu of or in advance of capital contributions. In connection therewith, each Investor hereby agrees to cooperate with the Company and provide financial information and other documentation reasonably and customarily required to obtain such facilities.
(s) None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Agreement or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.
(t) The Investor agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this Subscription Agreement, each Capital Drawdown Date and the dissolution of the Company, without limitation as to time. Without limiting the foregoing, the Investor agrees to give the Company prompt written notice in the event that any statement, certification, representation or warranty of the Investor contained in this Section 8 or any information provided by the Investor herein or in any document required to be provided under this Subscription Agreement (including, without limitation, the Investor Questionnaire and any forms W-9 or W-8 (W-8BEN, W-8BEN-E, W-8IMY, W-8ECI or W-8EXP), as applicable, ceases to be true at any time following the date hereof.
(u) The Investor agrees to provide such information and execute and deliver such documents as the Company may reasonably request to verify the accuracy of the Investor's representations and warranties herein or to comply with any law or regulation to which the Company, the Adviser, the Administrator or a portfolio company may be subject.
(v) The execution, delivery and performance of this Subscription Agreement by the Investor do not and will not result in a breach of any of the terms, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, credit agreement, note or other evidence of indebtedness, or any lease or other agreement, or any license, permit, franchise or certificate, to which the Investor is a party or by which it is bound or to which any of its properties are subject, or require any authorization or approval under or pursuant to any of the foregoing, in each case assuming compliance by each of the Company and the Adviser with their respective obligations set forth in this Subscription Agreement and all other documents concerning the Investor's investment in the Company to which both the Investor and the Company are parties, violate the organizational documents of the Investor, or violate any statute, regulation, law, order, writ, injunction or decree to which the Investor is subject. The Investor has obtained all authorizations, consents, approvals and clearances of all courts, governmental agencies and authorities and such other persons, if any, required to permit the Investor to enter into this Subscription Agreement and to consummate the transactions contemplated hereby and thereby.
9. Further Advice and Assurances. All information which the Investor has provided to the Company, including the information in the Investor Questionnaire, is true, correct and complete as of the date hereof, and the Investor agrees to notify the Company immediately if any representation, warranty or information contained in this Subscription Agreement or any of the information in the Investor Questionnaire, becomes untrue at any time. The Investor agrees to provide such information and execute and deliver such documents with respect to itself and its direct and indirect beneficial owners as the Company may from time to time reasonably request to verify the accuracy of the Investor's representations and warranties herein, establish the identity of the Investor and the direct and indirect participants in its investment in Shares, to the extent applicable, to effect any transfer and admission and/or to comply with any law, rule or regulation to which the Company may be subject, including, without limitation, compliance with anti-money laundering laws and regulations or for any other reasonable purpose.
10. Power of Attorney. (a) The Investor, by its execution hereof, hereby irrevocably makes, constitutes and appoints the Company as its true and lawful agent and attorney-in-fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file:

11

(i) any and all filings required to be made by the Investor under the 1934 Act with respect to any of the Company's securities which may be deemed to be beneficially owned by the Investor under the 1934 Act;
(ii) all certificates and other instruments deemed advisable by the Company in order for the Company to enter into any borrowing or pledging arrangement;
(iii) all certificates and other instruments deemed advisable by the Company to comply with the provisions of this Subscription Agreement and applicable law or to permit the Company to become or to continue as a business development corporation; and
(iv) all other instruments or papers not inconsistent with the terms of this Subscription Agreement which may be required by law to be filed on behalf of the Company.
(b) With respect to the Investor and the Company, the foregoing power of attorney:
(i) is coupled with an interest and shall be irrevocable;
(ii) may be exercised by the Company either by signing separately as attorney-in-fact for the Investor or, after listing all of the Investors executing an instrument, by a single signature of the Company acting as attorney-in-fact for all of them;
(iii) shall survive the assignment by the Investor of the whole or any fraction of its Shares;
(iv) shall be suspended concurrently with any suspension of the Commitment Period; and
(v) may not be used by the Company in any manner that is inconsistent with the terms of this Subscription Agreement and any other written agreement between the Company and the Investor.
11. Indemnity. The Investor understands that the information provided herein (including the Investor Questionnaire) will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase Shares in the Company. The Investor agrees to provide, if requested, any additional information that may reasonably be required to determine the eligibility of the Investor to purchase Shares in the Company. To the fullest extent permitted under applicable law, the Investor agrees to indemnify and hold harmless the Company, the Adviser, the Administrator, and their affiliates and each partner, member, officer, director, employee, and agent thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained in this Subscription Agreement (including the Investor Questionnaire) or in any other document provided by the Investor to the Company or in any agreement executed by the Investor in connection with the Investor's investment in Shares.
12. Miscellaneous. This Subscription Agreement is not transferable or assignable by the Investor. Any purported assignment of this Subscription Agreement will be null and void. The representations and warranties made by the Investor in this Subscription Agreement (including the Investor Questionnaire) shall survive the closing of the transactions contemplated hereby and any investigation made by the Company. The Investor Questionnaire, including without limitation the representations and warranties contained therein, is an integral part of this Subscription Agreement and shall be deemed incorporated by reference herein. This Subscription Agreement may be executed in one or more counterparts, all of which together shall constitute one instrument. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that this Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof. To the fullest extent permitted by law, the sole and exclusive forum for any action, suit or proceeding with respect to this Subscription Agreement shall be a federal or state court located in the state of Delaware, provided that to the extent the appropriate court located in the state of Delaware determines that it does not have jurisdiction over such action, then the sole and exclusive forum shall be any federal or state court located in the state of Maryland, and each party hereto, to the fullest extent permitted by law, hereby irrevocably waives any objection that it may have, whether now or in the future, to the laying of venue in, or to the jurisdiction of, any and each of such courts for the purposes of any such action, suit or proceeding and further waives any claim that any such action, suit or proceeding has been brought in an inconvenient forum, and each party hereto hereby submits to such jurisdiction and consents to process being served in any such action, suit or proceeding, without limitation, by United States mail addressed to the party at the parties address specified herein or in the Investor Questionnaire. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY

12

 WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW.
13. Confidentiality. The Investor acknowledges that the Memorandum and other information relating to the Company have been submitted to the Investor on a confidential basis for use solely in connection with the Investor's consideration of the purchase of Shares. The Investor agrees that, without the prior written consent of the Company (which consent may be withheld at the sole discretion of the Company), the Investor shall not (a) reproduce the Memorandum or any other information relating to the Company, in whole or in part, or (b) disclose the Memorandum or any other information relating to the Company to any person who is not an officer or employee of the Investor who is involved in its investments, or partner (general or limited) or affiliate of the Investor (it being understood and agreed that if the Investor is a pooled investment fund, it shall only be permitted to disclose the Memorandum or other information related to the Company if the Investor has required its investors to enter into confidentiality undertakings no less onerous than the provisions of this Section 13), except to the extent (1) such information is in the public domain (other than as a result of any action or omission of Investor or any person to whom the Investor has disclosed such information) or (2) such information is required by applicable law or regulation to be disclosed. The Investor further agrees to return the Memorandum and any other information relating to the Company if no purchase of Shares is made or upon the Company's request therefore. The Investor acknowledges and agrees that monetary damages would not be sufficient remedy for any breach of this section by it, and that in addition to any other remedies available to the Company in respect of any such breach, the Company shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.
14. Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Subscription Agreement or to show the ability to carry out the intent and purposes of this Subscription Agreement.
15. No Joint Liability Among the Company, the Adviser, and the Administrator. The Company shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Adviser or the Administrator under or in connection with this Subscription Agreement. The Adviser shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company or the Administrator under or in connection with this Subscription Agreement. The Administrator shall not be liable for the fulfillment of any obligation or the accuracy of any representation of the Company or the Adviser under or in connection with this Subscription Agreement. There shall be no joint and several liability of the Company, the Adviser, and the Administrator for any obligation under or in connection with this Subscription Agreement.
16. Independent Nature of Investors' Obligations and Rights. Third-Party Beneficiaries. The obligations of the Investor hereunder are several and not joint with the obligations of any Other Investor. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by the Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. This Agreement is not intended to confer upon any person, other than the parties hereto, except as provided in Sections 4 and 11, any rights or remedies hereunder.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement as a deed on the date set forth below.

Date:	________________________	Amount of Capital Commitment
$

INDIVIDUAL INVESTOR:

(Print Name)

(Signature)

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER INVESTOR:

(Print Name of Entity)

By:
(Signature)

(Print Name and Title)

Agreed and accepted as of the date set forth below:

GSV GROWTH CREDIT FUND INC.

By:	__________________________	Date: _______________________

Name:
Title:

14

INVESTOR QUESTIONNAIRE

Note:	Questions regarding this questionnaire should be directed to David Spreng at dspreng@gsvgc.com.
A.	General Information

1. Print Full Name of Investor	Individual:

First Middle Last

Entity Name

Entity: To assist the Company in preparing the its tax filings, please check the category into which you fall:

	Partnership	☐
	C-Corporation	☐
	S-Corporation	☐
	Estate	☐
	Grantor Trust	☐
	Trust-EIN (a trust with an EIN in this format: 12-3456789)	☐
	Trust-SSN (a trust with an EIN in this format: 123-45-6789)	☐
	IRA-EIN	☐
	IRA-SSN	☐
	Exempt Organization	☐
	LLP	☐
	LLC	☐
	Nominee-EIN	☐
	Nominee-SSN	☐
	Other	☐

2. U.S. Taxpayer Identification or Social Security Number:

3. Date of Birth:

4. Primary Contact Person For This Account and for General Notices:

Name: ________________________

Address: _______________________ _______________________________

E-mail: _________________________ Telephone: ______________________

Fax: ___________________________

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5.	Contact Person(s) For This Account for Financial Information and Reporting (including quarterly and annual financial reports and capital account statements):

Name: ________________________	Name: ________________________

Address: ________________________	Address: ________________________
_______________________________	________________________________

Telephone: ______________________	Telephone: ______________________

Fax: ____________________________	Fax: ____________________________

E-mail: ___________________________	E-mail: __________________________

6.	Contact Person(s) For This Account for Capital Call and Distribution Notices:

Name: ________________________	Name: ________________________

Address: ________________________	Address: ________________________
_______________________________	________________________________

Telephone: ______________________	Telephone: ______________________

Fax: ____________________________	Fax: ____________________________

E-mail: ___________________________	E-mail: ___________________________

7.	Contact Person For This Account for Legal Documentation (please limit to one contact):

Name: ________________________

Address: ________________________
_______________________________

Telephone: ______________________

Fax: ____________________________

E-mail: ___________________________

8. Contact Person For This Account for Tax Matters (including Form 1099 distribution) (please limit to one contact):

Name: ________________________

Address: ________________________
_______________________________

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Telephone: ______________________

Fax: ____________________________

E-mail: ___________________________

9. For distributions of cash, please wire funds to the following bank account:

Bank Name: ___________________________

Bank Location: ___________________________

Account Number: ___________________________

Account Name: ___________________________

Bank's Routing No.: ___________________________

For further credit to (if any): __________________________

Reference: __________________________

SWIFT Code: __________________________

10. For distributions in-kind, please:

Credit securities to my brokerage account at the following firm: __________________________

Firm Name: __________________________

Address: __________________________

Account Name: __________________________

Account Number: __________________________

DTC Number: __________________________

11. Permanent Address of Investor:
(if different from address
for Notices above) __________________________ _________________________________________ ___________________________________

3

B.	Accredited Investor Status
The Investor represents and warrants that the Investor is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"), and has checked the box or boxes below which are next to the category or categories under which the Investor qualifies as an accredited investor:
FOR INDIVIDUALS:

☐	(A)
A natural person with individual net worth (or joint net worth with spouse) in excess of $1 million. For purposes of this item, "net worth" means the excess of total assets at fair market value, including automobiles and other personal property and property owned by a spouse, but excluding the value of the primary residence of such natural person, over total liabilities. For this purpose, the amount of any mortgage or other indebtedness secured by an Investor's primary residence should not be included as a "liability", except to the extent the fair market value of the residence is less than the amount of such mortgage or other indebtedness.

☐	(B)
A natural person with individual income (without including any income of the Investor's spouse) in excess of $200,000, or joint income with spouse in excess of $300,000, in each of the two most recent years and who reasonably expects to reach the same income level in the current year.

FOR ENTITIES:

☐	(A)
An entity, including a grantor trust, in which all of the equity owners are accredited investors (for this purpose, a beneficiary of a trust is not an equity owner, but the grantor of a grantor trust may be an equity owner).

☐	(B)
A bank as defined in Section 3(a)(2) of the 1933 Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act whether acting in its individual or fiduciary capacity.

☐	(C)	An insurance company as defined in Section 2(a)(13) of the 1933 Act.

☐	(D)	A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

☐	(E)	An investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act").

☐	(F)	A business development company as defined in Section 2(a)(48) of the 1940 Act.

☐	(G)	A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

☐	(H)	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the "Advisers Act").

4

☐	(I)
A corporation, an organization described in Section 501(c)(3) of the United States Internal Revenue Code of 1986, as amended, Massachusetts or similar business trust, or partnership, in each case not formed for the specific purpose of acquiring Shares, with total assets in excess of $5 million.

☐	(J)
A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Shares, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

☐	(K)
An employee benefit plan within the meaning of the United States Employee Retirement Income Security Act of 1974, as amended ("ERISA") if the decision to invest in the Shares is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.

☐	(L)
A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if the plan has total assets in excess of $5 million.

C.	Supplemental Data for Individuals
1. Please indicate whether you are investing the assets of any retirement plan, employee benefit plan or other similar agreement (such as an IRA or "Keogh" plan).
❑ Yes ❑ No
If the above question was answered "Yes," please contact the Company for additional information that will be required.

2. Please indicate whether you are investing assets that have been distributed or transferred from an employee benefit plan or other similar agreement (such as an IRA or "Keogh" plan)
❑ Yes ❑ No
If the above question was answered "Yes," please contact the Company for additional information that will be required.

3. If the above questions were answered "No," are you a person who has discretionary authority or control with respect to the Company's assets or provides investment advice for a fee (direct or indirect) with respect to such assets, or a person directly or indirectly through one or more intermediaries, controlling any such person?
❑ Yes ❑ No

5

D.	Supplemental Data for Entities
1. If the Investor is not a natural person, the Investor must furnish the following supplemental data (Natural persons may skip this Section of the Investor Questionnaire):

Legal form of entity (trust, corporation, partnership, limited liability company, etc.): _______________________________________________________________________________

Jurisdiction of organization and location of domicile: ____________________________________
Is the Investor (a) a trust any portion of which is treated (under subpart E of part I of subchapter J of chapter 1 of subtitle A of the Code) as owned by a natural person (e.g., a grantor trust), (b) an entity disregarded for U.S. federal income tax purposes and owned (or treated as owned) by a natural person or a trust described in clause (a) of this sentence (e.g., a limited liability company with a single member), (c) an organization described in Sections 401(a) or 501 of the Code or (d) a trust permanently set aside or to be used for a charitable purpose?

❑ Yes ❑ No
Is the Investor acting on behalf of an unrelated third party (e.g., nominee arrangement)?

❑ Yes ❑ No

If "Yes," please describe the arrangement: ___________________________________________

Does the Investor have one or more ultimate beneficiaries who (a) are entitled to 10% or more of the proceeds from this investment or (b) hold 10% or more of the control rights of the Investor?
❑ Yes1 ❑ No
Is the Investor or any of the ultimate beneficiaries publicly traded?
❑ Yes* ❑ No
Is the Investor or any of the ultimate beneficiaries a regulated entity?
❑ Yes* ❑ No
If the response to any of the above questions is "yes," please complete the below chart.

Name of Investor and Each 10% Beneficial Owner	If the Investor or Any of the 10% Beneficial Owners Is Publicly Traded, Please Identify the Exchange for the Public Trading.	If the Investor or Any of the 10% Beneficial Owners Is a Regulated Entity, Please Identify Regulator and Jurisdiction.

1 If yes, please provide further information in the chart above or, if there is insufficient space in the chart, please include additional sheets of paper with the relevant information.

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2. Was the Investor organized for the specific purpose of acquiring Shares?
❑ Yes ❑ No
If the above question was answered "Yes," please contact the Company for additional information that will be required.

3.a. Is the Investor a grantor trust, a partnership or an S-Corporation for U.S. federal income tax purposes?
❑ Yes ❑ No

3.b. If the question above was answered "Yes," please indicate whether or not:
(i) more than 50 percent of the value of the ownership interest of any beneficial owner in the Investor is (or may at any time during the term of the Entities be) attributable to the Investor's (direct or indirect) interest in the Entities; or
❑ Yes ❑ No
(ii) it is a principal purpose of the Investor's participation in the Company to permit any Entity to satisfy the 100 partner limitation contained in U.S. Treasury Regulation Section 1.7704-l(h)(3).
❑ Yes ❑ No

If either question above was answered "Yes," please contact the Company for additional information that will be required.

4. Are shareholders, partners or other holders of equity or beneficial interests in the Investor able to decide individually whether to participate, or the extent of their participation, in the Investor's investment in the Company (i.e., can shareholders, partners or other holders of equity or beneficial interests in the Investor determine whether their capital will form part of the capital invested by the Investor in the Company)?
❑ Yes ❑ No

If the above question was answered "Yes," please contact the Company for additional information that will be required.

5.a. Please indicate whether or not the Investor is, or is acting (directly or indirectly) on behalf of, (i) an employee benefit plan (within the meaning of Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA, (ii) a plan, individual retirement account or other arrangement that is described in Section 4975 of the Code, whether or not such plan, account or arrangement is subject to Section 4975 of the Code, (iii) an insurance company using general account assets, if such general account assets are deemed to include the assets of any of the foregoing types

7

of plans, accounts or arrangements for purposes of Title I of ERISA or Section 4975 of the Code under Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder, or (iv) an entity which is deemed to hold the assets of any of the foregoing types of plans, accounts or arrangements (each of the foregoing described in clauses (i), (ii), (iii) and (iv) being referred to as a "Plan Investor").
❑ Yes ❑ No

5.b. If the Investor is, or is acting (directly or indirectly) on behalf of, such a Plan Investor, please indicate whether or not the Plan Investor is subject to Title I of ERISA or Section 4975 of the Code.
❑ Yes ❑ No
5.c. If the answer to question 5.b. above is "Yes", please indicate what percentage of the Plan Investor's assets invested in the Entities are the assets of "benefit plan investors" within the meaning of Section 3(42) of ERISA as modified by 29 C.F.R. 2510.3-101(f):
Percentage: __________

5.d. If the Investor is investing the assets of an insurance company general account, please indicate what percentage of the insurance company general account's assets invested in the Entities are the assets of "benefit plan investors" within the meaning of Section 401(c)(1)(A) of ERISA or the regulations promulgated thereunder:
Percentage: __________

5.e. If the Plan Investor is not subject to Title I of ERISA or Section 4975 of the Code, please indicate whether or not such Plan Investor is subject to any other federal, state, local, non-U.S. or other laws or regulations that could cause the underlying assets of the Company to be treated as assets of the Plan Investor by virtue of its investment in the Company and thereby subject the Company and the Adviser (or other persons responsible for the investment and operation of the Company's assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.
❑ Yes ❑ No

5.f.  If the answer to question 5.a. above is "No," please indicate whether the Investor is a person who has discretionary authority or control with respect to the Company's assets or provides investment advice for a fee (direct or indirect) with respect to such assets, or an affiliate of any such person. For this purpose, an "affiliate" of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such person. "Control" with respect to a person other than an individual means the power to exercise a controlling influence over the management or policies of such person.
❑ Yes ❑ No

6.a. Is the Investor a private investment company which is not registered under the 1940 Act in reliance on:
Section 3(c)(1) thereof? ❑ Yes ❑ No
Section 3(c)(7) thereof? ❑ Yes ❑ No

8

6.b. Does the amount of the Investor's subscription for Shares in the Company exceed 40% of the total assets (on a consolidated basis with its subsidiaries) of the Investor?
❑ Yes ❑ No

6.c. If either part of question 6.a. was answered "Yes," please indicate whether or not the Investor was formed on or before April 30, 1996.
❑ Yes ❑ No

6.d. If question 6.c. was answered "Yes," please indicate whether or not the Investor has obtained the consent of its direct and indirect beneficial owners to be treated as a "qualified purchaser" as provided in Section 2(a)(51)(C) of the 1940 Act and the rules and regulations thereunder.
❑ Yes ❑ No

If question 6.d. was answered "No," please contact the Company for additional information that will be required.

7. Is the Investor an "investment company" registered or required to be registered under the 1940 Act, as amended?
❑ Yes ❑ No
8. If the Investor's tax year ends on a date other than December 31, please indicate such date below:

________________________________

9. Is the Investor subject to the U.S. Freedom of Information Act, 5 U.S.C. § 552, ("FOIA"), any state public records access laws, any state or other jurisdiction's laws similar in intent or effect to FOIA, or any other similar statutory or regulatory requirement that might result in the disclosure of confidential information relating to the Company?
❑ Yes ❑ No

If the question above was answered "Yes," please indicate the relevant laws to which the Investor is subject and provide any additional explanatory information in the space below:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

9

E.	Related Parties/Other Beneficial Parties:
1. To the best of the Investor's knowledge, does the Investor control, or is the Investor controlled by or under common control with, any other investor or prospective investor in the Company?
❑ Yes ❑ No

If the question above was answered "Yes," please indicate the name of such other investor in the space below:

______________________________

2. Will any other person or persons have a beneficial interest in the Shares to be acquired hereunder (other than as a shareholder, partner, policy owner or other beneficial owner of equity interests in the Investor)? (By way of example, and not limitation, "nominee" Investors or Investors who have entered into swap or other synthetic or derivative instruments or arrangements with regard to the Shares to be acquired herein would check "Yes")
❑ Yes ❑ No

If either question above was answered "Yes," please contact the Company for additional information that will be required.

F.	BHC Investor Status:
Is the Investor a "BHC Investor"?2
❑ Yes ❑ No

[Remainder of Page Intentionally Left Blank]

2 A "BHC Investor" is defined as an Investor that is a bank holding company, as defined in Section 2(a) of the Bank Holding Company Act of 1956, as amended (the "BHC Act"), a non-bank subsidiary (for purposes of the BHC Act) of a bank holding company, a foreign banking organization, as defined in Regulation K of the Board of Governors of the Federal Reserve System (12 C.F.R. § 211.23) or any successor regulation, or a non-bank subsidiary (for purposes of the BHC Act) of a foreign banking organization which subsidiary is engaged, directly or indirectly in business in the United States and which in any case holds Shares for its own account.

10

The Investor understands that the foregoing information will be relied upon by the Company for the purpose of determining the eligibility of the Investor to purchase and own Shares in the Company. The Investor agrees to notify the Company immediately if any representation or warranty contained in this Subscription Agreement or any of the information in the Investor Questionnaire becomes untrue at any time. The Investor agrees to provide, if requested, any additional information that may reasonably be required to substantiate the Investor's status as an accredited investor or to otherwise determine the eligibility of the Investor to purchase Shares in the Company. To the fullest extent permitted by law, the Investor agrees to indemnify and hold harmless the Company, the Adviser and the Administrator and each partner or member thereof, from and against any loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the Investor contained herein.

Signatures:

INDIVIDUAL:

(Signature)

(Print Name)
PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST, CUSTODIAL ACCOUNT, OTHER:

(Name of Entity)

By:
(Signature)

(Print Name and Title)

11

APPENDIX A

GSV GROWTH CREDIT FUND INC. (the "Corporation")

BYLAWS

OCTOBER 8, 2015

ARTICLE I

OFFICES

Section 1. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 2. ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set by the Board of Directors and stated in the notice of the meeting.

Section 2. ANNUAL MEETING. Commencing with the 2017 annual meeting of stockholders of the Corporation, an annual meeting of the stockholders for the election of directors and the transaction of any business within the powers of the Corporation shall be held on the date and at the time set by the Board of Directors.

Section 3. SPECIAL MEETINGS.

(a) General. The Chairman of the Board, the chief executive officer, the president or the Board of Directors may call a special meeting of the stockholders. Subject to subsection (b) of this Section 3, a special meeting of stockholders shall also be called by the secretary of the Corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

 (b) Stockholder Requested Special Meetings. (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder that must be disclosed in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or is otherwise required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the secretary.

(2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting (collectively, the "Special Meeting Request") signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast at such meeting (the "Special Meeting Percentage") shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation's books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3) The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation's proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 3(b), the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of any notice of the meeting.

 (4) Except as provided in the next sentence, any special meeting shall be held at such place, date and time as may be designated by the Chairman of the Board, the chief executive officer, the president or the Board of Directors, whoever has called the meeting. In the case of any special meeting called by the secretary upon the request of stockholders (a "Stockholder-Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board, the chief executive officer, the president or the Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 3(b).

(5) If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the secretary: (i) if the notice of meeting has not already been mailed or delivered, the secretary shall refrain from mailing or delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for the special meeting, or (ii) if the notice of meeting has been mailed or delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting written notice of any revocation of a request for the special meeting and written notice of the Corporation's intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6) The Chairman of the Board, chief executive officer, president or Board of Directors may appoint independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the secretary until the earlier of (i) five Business Days after receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

 (7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 4. NOTICE OF MEETINGS. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, either by mail, by presenting it to such stockholder personally, by leaving it at the stockholder's residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a "public announcement" (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 5. ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if any, the chief executive officer, the president, any vice president, the secretary, the treasurer or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the secretary's absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when the polls should be opened and closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of the holders of shares of stock of the Corporation entitled to cast a majority of all the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any such matter that, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by each such class on such a matter shall constitute a quorum. This section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the approval of any matter.

If, however, such quorum is not present at any meeting of the stockholders, the chairman of the meeting shall have the power to (a) adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting or (b) conclude the meeting without adjournment to another date. If a meeting is adjourned and a quorum is present at such adjournment, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum was present, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 7. VOTING. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided in the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders.

Section 8. PROXIES. A stockholder may cast the votes entitled to be cast by the holder of the shares of stock owned of record by the stockholder in person or by proxy executed by the stockholder or by the stockholder's duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 9. VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any director or other fiduciary may vote stock registered in the name of such person in the capacity of such director or fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 10. INSPECTORS. The Board of Directors or the chair of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor thereto. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chair of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 11. ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a) Annual Meetings of Stockholders. (1) Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11(a).

(2) For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice shall set forth all information required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year's annual meeting (or in the case of the first annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

(3) Such stockholder's notice shall set forth:

(i) as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a "Proposed Nominee"), (A) the name, age, business address and residence address of such Proposed Nominee, (B) whether such stockholder believes any Proposed Nominee is, or is not, an "interested person of the Corporation, as defined in the Investment Company Act of 1940, as amended, and the rules promulgated thereunder (the "Investment Company Act") and information regarding such Proposed Nominee that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination and (C) all other information relating to such Proposed Nominee that is required to be disclosed in connection with the solicitation of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such Proposed Nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii) as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A) the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the "Company Securities"), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B) the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C) whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any other closed-end investment company (a "Peer Group Company") for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such person's economic interest in the Company Securities (or, as applicable, in any Peer Group Company); and

(D) any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(iv) as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

(A) the name and address of such stockholder, as they appear on the Corporation's stock ledger, and the current name and address, if different, of each such Stockholder Associated Person and any Proposed Nominee, and

(B) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person and a copy of the prospectus, offering memorandum or similar document, if any provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

(v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder's notice.

(4) Such stockholder's notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange on which any securities of the Corporation are listed or over-the-counter market on which any securities of the Corporation are traded).

 (5) Notwithstanding anything in this subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for the preceding year's annual meeting, a stockholder's notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(6) For purposes of this Section 11, "Stockholder Associated Person" of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

 (b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3(a) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation's notice of meeting, if the stockholder's notice, containing the information required by paragraph (a)(3) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder's notice as described above.

(c) General. (1) If information submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11 and (B) a written update of any information previously submitted by the stockholder pursuant to this Section 11 as of an earlier date (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting). If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

(2) Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(3) For purposes of this Section 11, "the date of the proxy statement" shall have the same meaning as "the date of the company's proxy statement release to shareholders" as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. "Public announcement" shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act or the Investment Company Act.

 (4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 12. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any stockholder shall demand that voting be by ballot.

Section 13. CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the charter of the Corporation or these Bylaws, Subtitle 7 of Title 3 of the Maryland General Corporation Law, or any successor statute (the "MGCL"), shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 2. NUMBER, TENURE AND RESIGNATION. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than one, nor more than nine, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. Regular meetings of the Board of Directors shall be held from time to time at such places and times as provided by the Board of Directors by resolution, without notice other than such resolution.

Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the chief executive officer, the president or by a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without notice other than such resolution.

Section 5. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the charter of the Corporation or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority of such group.

The directors present at a meeting which has been duly called and convened may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 7. VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter of the Corporation or these Bylaws.

Section 8. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board or, in the absence of the Chairman, the Vice Chairman of the Board, if any, shall act as Chairman. In the absence of both the Chairman and Vice Chairman of the Board, the chief executive officer, or in the absence of the chief executive officer, the president, or in the absence of the president, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 9. TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time; provided however, this Section 9 does not apply to any action of the directors pursuant to the Investment Company Act, that requires the vote of the directors to be cast in person at a meeting. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission and is filed with the minutes of proceedings of the Board of Directors; provided however, this Section 10 does not apply to any action of the directors pursuant to the Investment Company Act, that requires the vote of the directors to be cast in person at a meeting.

Section 11. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder, if any. Pursuant to the Corporation's election in Article IV of the charter, subject to applicable requirements of the Investment Company Act, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, (a) any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum and (b) any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies.

Section 12. COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they perform or engage in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.

Section 13. LOSS OF DEPOSITS. No director shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or stock have been deposited.

Section 14. SURETY BONDS. Unless required by law, no director shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

Section 15. RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person's professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 16. RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders' derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 17 . EMERGENCY PROVISIONS. Notwithstanding any other provision in the charter or these Bylaws, this Section 17 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an "Emergency"). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

COMMITTEES

Section 1. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee, a Compensation Committee and other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2. POWERS. The Board of Directors may delegate to committees appointed under Section 1 of this Article any of the powers of the Board of Directors, except as prohibited by law.

Section 3. MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the Committee) may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

Section 4. TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 6. VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate one or more alternate members to replace any absent or disqualified member or to dissolve any such committee. Subject to the power of the Board of Directors, the members of the committee shall have the power to fill any vacancies on the committee.

ARTICLE V

OFFICERS

Section 1. GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, a chief investment officer, a chief compliance officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The Board of Directors may designate a Chairman of the Board and a Vice Chairman of the Board, neither of whom shall, solely by reason of such designations, be officers of the Corporation but shall have such powers and duties as determined by the Board of Directors from time to time. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries, assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the Chairman of the Board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the notice of resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 4. CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the president shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 6. CHIEF INVESTMENT OFFICER. The Board of Directors may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 7. CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 8. CHIEF COMPLIANCE OFFICER. The chief compliance officer, subject to the direction of and reporting to the Board of Directors, shall be responsible for the oversight of the Corporation's compliance with the Federal securities laws. The designation, compensation and removal of the chief compliance officer must be approved by the Board of Directors, including a majority of the directors who are not "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Corporation. The chief compliance officer shall perform such executive, supervisory and management functions and duties as may be assigned to him or her from time to time.

Section 9. PRESIDENT. In the absence of a designation of a chief executive officer by the Board of Directors, the president shall be the chief executive officer of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 10. VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the president or by the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president or as vice president for particular areas of responsibility.

Section 11. SECRETARY. The secretary shall: (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

Section 12. TREASURER. The treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 13. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.

ARTICLE VI

CONTRACTS, CHECKS AND DEPOSITS

Section 1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 3. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may designate.

ARTICLE VII

STOCK

Section 1. CERTIFICATES; REQUIRED INFORMATION. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in the manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates. If a class or series of stock is authorized by the Board of Directors to be issued without certificates, no stockholder shall be entitled to a certificate or certificates representing any shares of such class or series of stock held by such stockholder unless otherwise determined by the Board of Directors and then only upon written request by such stockholder to the secretary of the Corporation.

Section 2. TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the charter of the Corporation and all of the terms and conditions contained therein.

Section 3. REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 4. FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting may be determined as set forth herein.

Section 5. STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 6. FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the charter or these Bylaws, the Board of Directors may issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

Section 7. EXCLUSIVE FORUM. To the fullest extent permitted by law, unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the MGCL, the Corporation's charter or these Bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a federal or state court located in the state of Delaware, provided that to the extent the appropriate court located in the state of Delaware determines that it does not have jurisdiction over such action, then the sole and exclusive forum shall be any federal or state court located in the state of Maryland. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed, to the fullest extent permitted by law, to have notice of and consented to the provisions of this Section 7 and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by United States mail addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation, with postage thereon prepaid.

ARTICLE VIII

ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

DISTRIBUTIONS

Section 1. AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the charter of the Corporation. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the charter.

Section 2. CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

SEAL

Section 1. SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words "Incorporated Maryland." The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XI

INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law and the Investment Company Act in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the charter of the Corporation and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors or any duly authorized committee thereof, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the charter of the Corporation or these Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

No provision of this Article XI shall be effective to protect or purport to protect any director or officer of the Corporation against liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ARTICLE XII

WAIVER OF NOTICE

Whenever any notice is required to be given pursuant to the charter of the Corporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIII

INVESTMENT COMPANY ACT

If and to the extent that any provision of the MGCL, including, without limitation, Subtitle 6 and, if then applicable, Subtitle 7, of Title 3 of the MGCL, or any provision of the charter or these Bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act shall control.

ARTICLE XIV

AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power, at any time, to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.

APPENDIX B

GSV GROWTH CREDIT FUND INC.

ARTICLES OF AMENDMENT AND RESTATEMENT

FIRST: GSV Growth Credit Fund Inc., a Maryland corporation (the "Corporation"), desires to amend and restate its charter as currently in effect and as hereinafter amended.

SECOND: The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

ARTICLE I

NAME

The name of the Corporation is GSV Growth Credit Fund Inc.

ARTICLE II

PURPOSES

The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force, including, without limitation or obligation, engaging in business as a business development company under the Investment Company Act of 1940, as amended (the "1940 Act").

ARTICLE III

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Corporation in Maryland is CSC-Lawyers Incorporating Service Company, whose address is 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202. The street address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.

ARTICLE IV

PROVISIONS FOR DEFINING, LIMITING
AND REGULATING CERTAIN POWERS OF THE
CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

Section 4.1 Number, Vacancies and Classification of Directors. The business and affairs of the Corporation shall be managed under the direction of the board of directors of the Corporation (the "Board"). The number of directors of the Corporation is three, which number may be increased or decreased only by the Board pursuant to the Bylaws, but shall never be less than the minimum number required by the Maryland General Corporation Law (the "MGCL"). The names of the directors who shall serve until the first annual meeting of stockholders and until their successors are duly elected and qualify are:

R. David Spreng
Robert Greifeld
Gary Kovacs

These directors may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board occurring before the first annual meeting of stockholders in the manner provided in the Bylaws.

The Corporation elects, at such time as the Corporation becomes eligible to make an election provided for under Section 3-802(b) of the MGCL, that, subject to applicable requirements of the 1940 Act and except as may be provided by the Board in setting the terms of any class or series of Preferred Stock (as hereinafter defined), any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred and until a successor is duly elected and qualifies.

On the first date on which the Corporation shall have more than one stockholder of record, the directors (other than any director elected solely by holders of one or more classes or series of Preferred Stock in connection with dividend arrearages) shall be classified, with respect to the terms for which they severally hold office, into three classes, as nearly equal in number as possible as determined by the Board, one class to hold office initially for a term expiring at the next succeeding annual meeting of stockholders, another class to hold office initially for a term expiring at the second succeeding annual meeting of stockholders and another class to hold office initially for a term expiring at the third succeeding annual meeting of stockholders, with the members of each class to hold office until their successors are duly elected and qualify. At each annual meeting of the stockholders, the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.

Section 4.2 Extraordinary Actions. Except as specifically provided in Section 4.9 and in Section 6.2 of this charter of the Corporation (the "Charter"), notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of the holders of shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable and approved by the Board and taken or approved by the affirmative vote of holders of shares entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 4.3 Election of Directors. Except as otherwise provided in the Bylaws of the Corporation, each director shall be elected by the affirmative vote of the holders of a majority of the shares of stock outstanding and entitled to vote thereon.

Section 4.4 Quorum. The presence in person or by proxy of the holders of shares of stock of the Corporation entitled to cast a majority of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of stockholders, except with respect to any such matter that, under applicable statutes or regulatory requirements or the Charter, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast by such classes or series on such a matter shall constitute a quorum. To the extent permitted by Maryland law as in effect from time to time, the foregoing quorum provision may be changed by the Bylaws.

Section 4.5 Authorization by Board of Stock Issuance. The Board may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Bylaws.

Section 4.6 Preemptive Rights. Except as may be provided by the Board in setting the terms of classified or reclassified shares of stock pursuant to Section 5.4 or as may otherwise be provided by contract, no holder of shares of stock of the Corporation shall, as such holder, have any preemptive right to purchase or subscribe for any additional shares of stock of the Corporation or any other security of the Corporation which it may issue or sell.

Section 4.7 Appraisal Rights. No holder of stock of the Corporation shall be entitled to exercise the rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL or any successor provision thereto unless the Board, upon the affirmative vote of a majority of the entire Board, shall determine that such rights apply, with respect to all or any classes or series of stock, or any proportion of the shares thereof, to a particular transaction or all transactions occurring after the date of such determination in connection with which holders of such shares would otherwise be entitled to exercise such rights.

Section 4.8 Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of any class or series of stock of the Corporation; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or of any shares of stock of the Corporation; the number of shares of stock of any class of the Corporation; any matter relating to the acquisition, holding and disposition of any assets by the Corporation; or any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board.

Section 4.9 Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Stock to elect or remove one or more directors, any director, or the entire Board, may be removed from office at any time only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purpose of this paragraph, "cause" shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

Section 4.10 Exclusive Forum. All stockholders of the Corporation shall be subject to the forum selection provisions for any direct or derivative action or proceeding as may be set forth in the Bylaws.

ARTICLE V

STOCK

Section 5.1 Authorized Shares. The Corporation has authority to issue 100,000,000 shares of stock, initially consisting of 100,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"). The aggregate par value of all authorized shares of stock having par value is $1,000,000. If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock pursuant to this Article V, the number of authorized shares of the former class or series shall be automatically decreased and the number of shares of the latter class or series shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes and series that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph. A majority of the entire Board, without any action by the stockholders of the Corporation, may amend the Charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Corporation has authority to issue.

Section 5.2 Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote. The Board may reclassify any unissued shares of Common Stock from time to time into one or more classes or series of stock.

Section 5.3 Preferred Stock. The Board may classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock of any class or series from time to time, into one or more classes or series of stock, including Preferred Stock ("Preferred Stock").

Section 5.4 Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the Charter document filed with the SDAT.

Section 5.5 Inspection of Books and Records. A stockholder that is otherwise eligible under applicable law to inspect the Corporation's books of account, stock ledger, or other specified documents of the Corporation shall have no right to make such inspection if the Board determines that such stockholder has an improper purpose for requesting such inspection.

Section 5.6 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the Charter and the Bylaws. The Board shall have the exclusive power, at any time, to make, alter, amend or repeal the Bylaws.

ARTICLE VI

AMENDMENTS; CERTAIN EXTRAORDINARY TRANSACTIONS

Section 6.1 Amendments Generally. The Corporation reserves the right from time to time to make any amendment to this Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any shares of outstanding stock. All rights and powers conferred by the Charter on stockholders, directors and officers are granted subject to this reservation.

Section 6.2 Approval of Certain Extraordinary Actions and Charter Amendments.

(a) Required Votes. The affirmative vote of the holders of shares entitled to cast at least 80 percent of the votes entitled to be cast on the matter, each voting as a separate class, shall be necessary to effect:

(i)
Any amendment to the Charter to make the Corporation's Common Stock a "redeemable security" or to convert the Corporation, whether by merger or otherwise, from a "closed-end company" to an "open-end company" (as such terms are defined in the 1940 Act);

(ii)	The liquidation or dissolution of the Corporation and any amendment to the Charter to effect any such liquidation or dissolution;

(iii)	Any amendment to, or any amendment inconsistent with the provisions of, Section 4.1, Section 4.2, Section 4.9, Section 6.1 or this Section 6.2;

(iv)
Any merger, consolidation, share exchange or sale or exchange of all or substantially all of the assets of the Corporation that the MGCL requires be approved by the stockholders of the Corporation; and

(v)
Any transaction between the Corporation and a person, or group of persons acting together (including, without limitation, a "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provision), and any person controlling, controlled by or under common control with any such person or member of such group, that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or more of the voting power in the election of directors generally;

provided, however, that, if the Continuing Directors (as defined herein), by a vote of at least a majority of such Continuing Directors, in addition to approval by the Board, approve such proposal, transaction or amendment, the affirmative vote of the holders of a majority of the votes entitled to be cast shall be sufficient to approve such proposal, transaction or amendment; and provided further, that, with respect to any transaction referred to in (a)(v) above, if such transaction is approved by the Continuing Directors, by a vote of at least two-thirds of such Continuing Directors, no stockholder approval of such transaction shall be required unless the MGCL or another provision of the Charter or Bylaws otherwise requires such approval.

(b) Continuing Directors. "Continuing Directors" means (i) the directors identified in Section 4.1, (ii) the directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies on the Board is approved by a majority of the directors identified in Section 4.1, who are on the Board at the time of the nomination or election, as applicable, or (iii) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the Continuing Directors or successor Continuing Directors, who are on the Board at the time of the nomination or election, as applicable.

ARTICLE VII

LIMITATION OF LIABILITY; INDEMNIFICATION
AND ADVANCE OF EXPENSES

Section 7.1 Limitation of Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages.

Section 7.2 Indemnification and Advance of Expenses. The Corporation shall have the power, to the maximum extent permitted by Maryland law and the 1940 Act, both as in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (a) any individual who is a present or former director or officer of the Corporation or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in such capacity. The Corporation shall have the power, with the approval of the Board or any duly authorized committee thereof, to provide such indemnification and advancement of expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

Section 7.3 1940 Act. The provisions of this Article VII shall be subject to the limitations of the 1940 Act.

Section 7.4 Amendment or Repeal. Neither the amendment nor repeal of this Article VII, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article VII, shall apply to or affect in any respect the applicability of the preceding sections of this Article VII with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE VIII

TERMINATION; LIQUIDATION

Notwithstanding anything contained in the Charter to the contrary, if, prior to any initial Spin-Off transaction that may occur, the Board determines that there has been a significant adverse change in the regulatory or tax treatment of the Corporation or its stockholders that in its judgment makes it inadvisable for the Corporation to continue in its present form, then the Board shall endeavor to restructure or change the form of the Corporation to preserve (insofar as possible) the overall benefits previously enjoyed by stockholders as a whole or, if the Board determines it appropriate (and subject to any necessary stockholder approvals and applicable requirements of the 1940 Act), the Board shall at any time after the third anniversary of the Final Closing (defined as a date which is no more than twenty-four months after the date of the initial stockholder investment in the Corporation), or earlier if the Board determines it appropriate, (i)(a) wind down, (b) sell or exchange all or substantially all of the Corporation's assets, and/or (c) liquidate and dissolve the Corporation, or (ii) amend the Charter as necessary to preserve (insofar as possible) the overall benefits previously enjoyed by stockholders as a whole.

For purposes of this Charter, a "Spin-Off transaction" includes a transaction whereby the Corporation offers stockholders of the Corporation the option to elect to either (i) retain their ownership of shares of Common Stock; (ii) exchange their shares of Common Stock for shares of common stock in a newly formed entity that will elect to be regulated as a business development company under the 1940 Act and treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and which may, among other things, seek to complete an  initial public offering of shares of its common stock; or (iii) exchange their shares of Common Stock for interests of one or more newly formed entities (each, a "Liquidating Fund") which will, among other things, seek to complete an orderly wind down and/or liquidation of any such Liquidating Funds.

THIRD: The amendment to and restatement of the charter as hereinabove set forth has been duly advised by the Board and approved by the stockholders of the Corporation as required by law.

FOURTH: The current address of the principal office of the Corporation is as set forth in Article III of the foregoing amendment and restatement of the charter.

FIFTH: The name and address of the Corporation's current resident agent is as set forth in Article III of the foregoing amendment and restatement of the charter.

SIXTH: The number of directors of the Corporation and the names of those currently in office are as set forth in Article IV of the foregoing amendment and restatement of the charter.

SEVENTH: This amendment and restatement shall not affect the total number of shares of stock which the Corporation has authority to issue or the par value thereof.

EIGHTH: The undersigned President and Chief Executive Officer acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President and Chief Executive Officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and Chief Executive Officer and attested to by its Secretary on this [ ] day of December, 2016.

(SEAL)

ATTEST:	GSV Growth Credit Fund Inc.

____________________________	By:	____________________________
Thomas B. Raterman		R. David Spreng
Chief Financial Officer, Treasurer and Secretary		President and Chief Executive Officer

APPENDIX C

INVESTMENT ADVISORY AGREEMENT

BETWEEN

GSV GROWTH CREDIT FUND INC.

AND

GSV GROWTH CREDIT LLC

This Investment Advisory Agreement (the "Agreement") is made this [ ] day of December, 2016, by and between GSV GROWTH CREDIT FUND INC., a Maryland corporation (the "Company"), and GSV GROWTH CREDIT LLC, a Delaware limited liability company (the "Adviser").

WHEREAS, the Company is a newly organized closed-end management investment fund that intends to elect to be regulated as a business development company ("BDC") under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

WHEREAS, the Adviser is an investment adviser that will be registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

WHEREAS, the Company desires to retain the Adviser to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Adviser wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	Duties of the Adviser.

(a) The Company hereby retains the Adviser to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the "Board"), for the period and upon the terms herein set forth, (i) in accordance with the investment objective, policies and restrictions that are set forth in the Company's registration statement on Form 10 (File No. 000-55544) initially filed on February 12, 2016 (as the same shall be amended from time to time); (ii) in accordance with all other applicable federal and state laws, rules and regulations, and the Company's charter and bylaws as the same shall be amended from time to time; and (iii) in accordance with the Investment Company Act. Without limiting the generality of the foregoing, the Adviser shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) execute, close and monitor the Company's investments; (iv) determine the securities and other assets that the Company will purchase, retain, or sell; (v) perform due diligence on prospective portfolio companies; and (vi) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds. Subject to the supervision of the Board, the Adviser shall have the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company's investments and the placing of orders for other purchase or sale transactions on behalf of the Company. In the event that the Company determines to acquire debt financing, the Adviser will arrange for such financing on the Company's behalf, subject to the oversight and approval of the Board. If it is necessary for the Adviser to make investments on behalf of the Company through a special purpose vehicle, the Adviser shall have authority to create or arrange for the creation of such special purpose vehicle and to make such investments through such special purpose vehicle (in accordance with the Investment Company Act).

(b) The Adviser hereby accepts such employment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(c) The Adviser shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(d) The Adviser shall keep and preserve for the period required by the Investment Company Act any books and records relevant to the provision of its investment advisory services to the Company and shall specifically maintain all books and records in accordance with Section 31(a) of the Investment Company Act, and the rules and regulations promulgated thereunder, with respect to the Company's portfolio transactions and shall render to the Board such periodic and special reports as the Board may reasonably request. The Adviser agrees that all records that it maintains for the Company are the property of the Company and will surrender promptly to the Company any such records upon the Company's request, provided that the Adviser may retain a copy of such records.

2.	Company's Responsibilities and Expenses Payable by the Company.

All investment professionals of the Adviser and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, will be provided and paid for by the Adviser and not by the Company. The Company will bear all other costs and expenses of its operations, administration and transactions, including (without limitation) those relating to: organization and offering (in an amount of up to $1,000,000); provided that the amount of initial organizational and offering expenses in excess of $1,000,000 shall be paid by the Adviser); the Company's pro-rata portion of fees and expenses related to a Spin-Off transaction (as defined below); calculating the Company's net asset value (including the cost and expenses of any independent valuation firm); fees and expenses payable to third parties, including agents, consultants or other advisers, in connection with monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company's investments and performing due diligence on the Company's prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments; interest payable on debt, if any, incurred to finance the Company's investments; sales and purchases of shares of the Company's common stock and other securities; investment advisory and management fees; administration fees, if any, payable under the administration agreement between the Company and the Company's administrator, GSV Credit Service Company, LLC (the "Administrator"), dated as of  December [ ], 2016 (the "Administration Agreement") (as the same shall be amended from time to time); transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Company's securities on any securities exchange; U.S. federal, state and local taxes; fees and expenses of directors who are not parties to this Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party or an affiliate thereof (the "Independent Directors"); costs of preparing and filing reports or other documents required by the Securities and Exchange Commission (the "SEC"), the Financial Industry Regulatory Authority or other regulators; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Company's allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs;

and all other expenses incurred by the Company, the Adviser or the Administrator in connection with administering the Company's business, including payments under the Administration Agreement between the Company and the Administrator, based upon the Company's allocable portion of the Administrator's overhead in performing its obligations under the Administration Agreement, including rent and the allocable portion of the cost of the Company's chief compliance officer and chief financial officer and their respective staffs.

3.	Compensation of the Adviser.

The Company agrees to pay, and the Adviser agrees to accept, as compensation for the services provided by the Adviser hereunder, a base management fee ("Base Management Fee") and an incentive fee ("Incentive Fee") as hereinafter set forth. The cost of both the Base Management Fee and the Incentive Fee will ultimately be borne by the Company's common stockholders. The Company shall make any payments due hereunder to the Adviser or to the Adviser's designee as the Adviser may otherwise direct.

(a)
The Base Management Fee shall be payable on the first day of each calendar quarter and calculated as follows, based on the average of the amount of Capital Commitments (as defined below) and assets purchased with borrowed funds or other forms of leverage (collectively, the "Gross Assets") during the preceding calendar quarter:

(i)
Until the earlier of (A) the consummation of an initial public offering ("IPO") of the Public Fund (as defined below in connection with a Spin-Off transaction) and (B) the earliest date at which (1) all Capital Commitments have been called for investments and/or expenses and (2) the Company holds not more than 10.0% of its total assets in cash, the Base Management Fee shall be the lesser of (x) an amount equal to 0.4375% (1.75% annualized) of the average amount of Gross Assets of the Company during the most recently completed calendar quarter and (y) the actual operating expenses incurred by the Adviser during such calendar quarter.

(ii)
Following the earlier of (A) consummation of an IPO of the Public Fund in connection with a Spin-Off transaction and (B) the earliest date at which (1) all Capital Commitments have been called for investments and/or expenses and (2) the Company holds not more than 10.0% of its total assets in cash, the Base Management Fee shall be an amount equal to 0.4375% (1.75% annualized) of the average amount of Gross Assets of the Company during the most recently completed calendar quarter for so long as the aggregate amount of Gross Assets of the Company as of the end of the most recently completed calendar quarter is less than $500,000,000. If the aggregate amount of Gross Assets of the Company as of the end of the most recently completed calendar quarter is equal to or greater than $500,000,000, but less than $1,000,000,000, the Base Management Fee shall be an amount equal to 0.40% (1.60% annualized) of the average amount of Gross Assets of the Company for the most recently completed calendar quarter. If the aggregate amount of Gross Assets of the Company as of the end of the most recently completed calendar quarter is equal to or greater than $1,000,000,000, the Base Management Fee shall be an amount equal to 0.375% (1.50% annualized) of the average amount of Gross Assets of the Company for the most recently completed calendar quarter.

For purposes of this Agreement, "Capital Commitments" shall mean the aggregate amount of capital committed to the Company by investors as of the end of the most recently completed calendar quarter. The Base Management Fee shall be payable for the first partial quarter in which the initial closing of the Company's private placement of shares of its common stock occurs based on the aggregate amount of Capital Commitments as of the initial closing of the private placement, and shall be appropriately prorated for any partial month or quarter.

For purposes of this Agreement, a "Spin-Off transaction" includes a transaction whereby the Company offers its stockholders the option to elect to either (i) retain their ownership of shares of the Company's common stock; (ii) exchange their shares of the Company's common stock for shares of common stock in a newly formed entity (the "Public Fund") that will elect to be regulated as a BDC under the Investment Company Act and treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and will use its commercially reasonable best efforts to complete an IPO of shares of its common stock not later than three years after the Company's final closing of its private placement of shares of its common stock, which closing will occur no later than December 31, 2017; or (iii) exchange their shares of the Company's common stock for interests of one or more newly formed entities (each, a "Liquidating Fund") that will each be organized as a limited liability company, and which will, among other things, seek to complete an orderly wind down and/or liquidation of any such Liquidating Fund.

(b) The Incentive Fee shall consist of two parts, as follows:

(i)
(A) The first part (the "Income Incentive Fee") shall be calculated and payable quarterly in arrears based on the Pre-Incentive Fee net investment income for the immediately preceding fiscal quarter. Payments based on Pre-Incentive Fee net investment income will be based on the Pre-Incentive Fee net investment income earned for the quarter. For this purpose, "Pre-Incentive Fee net investment income" means interest income, dividend income and any other income (including any other fees, such as commitment, origination, structuring, diligence, managerial and consulting fees or other fees that the Company receives from portfolio companies) accrued by the Company during the fiscal quarter, minus the Company's operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee); provided however, that Pre-Incentive Fee net investment income shall be reduced by multiplying the Pre-Incentive Fee net investment income earned for the quarter by a fraction, the numerator of which is the Company's total assets minus average daily borrowings for the immediately preceding fiscal quarter, and the denominator of which is the Company's total assets for the immediately preceding fiscal quarter. Pre-Incentive Fee net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, debt instruments with pay in kind interest and zero coupon securities), accrued income the Company has not yet received in cash; provided, however, that the portion of the Income Incentive Fee attributable to deferred interest features shall be paid, only if and to the extent received in cash, and any accrual thereof shall be reversed if and to the extent such interest is reversed in connection with any write off or similar treatment of the investment giving rise to any deferred interest accrual, applied in each case in the order such interest was accrued. Such subsequent payments in respect of previously accrued income shall not reduce the amounts payable for any quarter pursuant to this Section 3(b)(i)(A). Pre-Incentive Fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

(B) Pre-Incentive Fee net investment income, expressed as a rate of return on the value of the Company's net assets (defined as total assets less liabilities) at the end of the immediately preceding fiscal quarter, will be compared to a "hurdle rate" of 2.0% per quarter (8.0% annualized). The Company shall pay the Adviser an Income Incentive Fee with respect to the Company's Pre-Incentive Fee net investment income in each calendar quarter as follows: (1) no Income Incentive Fee in any calendar quarter in which the Company's Pre-Incentive Fee net investment income does not exceed the hurdle rate of 2.0%; (2) 80% of the Company's Pre-Incentive Fee net investment income with respect to that portion of such Pre-Incentive Fee net investment income, if any, that exceeds the hurdle rate but is less than 2.667% in any calendar quarter (10.668% annualized) (the portion of the Company's Pre-Incentive Fee net investment income that exceeds the hurdle but is less than 2.667% is referred to as the "catch-up"; the "catch-up" is meant to provide the Adviser with 20.0% of the Company's Pre-Incentive Fee net investment income as if a hurdle did not apply if the Company's Pre-Incentive Fee net investment income exceeds 2.667% in any calendar quarter (10.668% annualized)); and (3) 20.0% of the amount of the Company's Pre-Incentive Fee net investment income, if any, that exceeds 2.667% in any calendar quarter (10.668% annualized) payable to the Adviser (once the hurdle is reached and the catch-up is achieved, 20.0% of all Pre-Incentive Fee net investment income thereafter is allocated to the Adviser);

provided that, until the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, in the event that the sum of the Company's cumulative net realized losses since the date of the Company's election to be regulated as a BDC exceeds 2.0% of the total non-control/non-affiliate investments made by the Company since the date of the Company's election to be regulated as a BDC as of the end of the quarter, no Income Incentive Fee shall be payable for such quarter until the first subsequent quarter in which the sum of the Company's cumulative net realized losses since the date of the Company's election to be regulated as a BDC is less than 2.0% of the total non-control/non-affiliate investments made by the Company since the date of the Company's election to be regulated as a BDC as of the end of such subsequent quarter; provided, however, that in no event shall any Income Incentive Fee be payable for any prior quarter after the three-year anniversary of the end of such quarter; and

provided further that, after the consummation of an IPO of the Public Fund in connection with a Spin-Off transaction, in the event that the sum of the Company's cumulative net realized losses for the previous four fiscal quarters or, if fewer than four fiscal quarters have passed since such IPO, that number of fiscal quarters since such IPO (the "Look-Back Period"), exceeds 2.0% of the total non-control/non-affiliate investments (i) made by the Company during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period, no Income Incentive Fee shall be payable for such quarter until the first subsequent quarter in which the sum of the Company's cumulative net realized losses for the Look-Back Period is less than 2.0% of the total non-control/non-affiliate investments (i) made by the Company during the Look-Back Period or (ii) transferred to the Public Fund in connection with a Spin-Off transaction during the Look-Back Period; provided, however, that in no event shall any Income Incentive Fee be payable for any prior quarter after the three-year anniversary of the end of such quarter.

(C) The Income Incentive Fee will be payable in connection with a Spin-Off transaction. The Income Incentive Fee will be calculated as of the date of the completion of each Spin-Off transaction and will equal the amount of Income Incentive Fee that would be payable to the Adviser if (1) all of the Company's investments were liquidated for their current value and any unamortized deferred portfolio investment-related fees would be deemed accelerated, (2) the proceeds from such liquidation were used to pay all of the Company's outstanding liabilities, and (3) the remainder were distributed to the Company's stockholders and paid as Incentive Fee in accordance with the Income Incentive Fee described in clauses (1) and (2) above for determining the amount of the Income Incentive Fee; provided, however, that in no event shall the Income Incentive Fee paid in connection with the completion of a Spin-Off transaction (x) include the portion of the Income Incentive Fee attributable to deferred interest features of a particular investment that is not transferred pursuant to a Spin-Off transaction until such time as the deferred interest is received in cash, or (y) exceed 20% of the Company's Pre-Incentive Fee net investment income accrued by the Company for the fiscal quarter as of the date of the completion of the Spin-Off transaction. The Company shall make the payment of the Income Incentive Fee paid in connection with the completion of a Spin-Off transaction in cash on or immediately following the date of the completion of a Spin-Off transaction. After a Spin-Off transaction, all calculations relating to the Incentive Fee payable will be made beginning on the day immediately following the completion of the Spin-Off transaction without taking into account the exchanged shares of the Company's common stock (or contributions, distributions or proceeds relating thereto).

(ii)
(A) The second part of the Incentive Fee (the "Capital Gains Fee") shall be determined and payable in arrears as of the end of each calendar year (or upon termination of this Agreement as set forth below), commencing with the calendar year ending December 31, 2016, and will equal 20.0% of the Company's aggregate cumulative realized capital gains, if any, from the date of the Company's election to be regulated as a BDC through the end of the relevant calendar year, computed net of aggregate cumulative realized capital losses and aggregate cumulative unrealized capital depreciation through the end of such year, less the aggregate amount of any previously paid Capital Gains Fee; provided, however, that no Capital Gains Fee shall be paid to the Adviser for any calendar year in which the sum of the Company's (1) Pre-Incentive Fee net investment income and (2) realized gains less realized losses and unrealized capital depreciation from the date of the Company's election to be regulated as a BDC through the end of such calendar year, expressed as a rate of return on the value of the Company's net assets (defined as total assets less liabilities) at the end of such calendar year is less than 8.0% until the first subsequent calendar quarter in which the sum of the Company's (1) Pre-Incentive Fee net investment income and (2) realized gains less realized losses and unrealized capital depreciation from the date of the Company's election to be regulated as a BDC through, and including, the end of such subsequent calendar quarter, expressed as a rate of return on the value of the Company's net assets (defined as total assets less liabilities) at the end of such calendar quarter is equal to or exceeds 8.0%; provided, further, that in no event will any Capital Gains Fee be paid for any prior year after the three-year anniversary of the end of such year. For purposes of this Section 3(b)(ii), the Company's "aggregate cumulative realized capital gains" will not include any unrealized appreciation. If such amount is negative, then no Capital Gains Fee will be payable for such year. In the event that this Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a Capital Gains Fee.

(B) The Capital Gains Fee will be payable in respect of the exchanged shares of the Company's common stock in connection with a Spin-Off transaction and will be calculated as of the date of the completion of a Spin-Off transaction as if such date were a calendar year-end for purposes of calculating and paying the Capital Gains Fee.

(c)
No Income Incentive Fee or Capital Gains Fee will be payable in connection with a Spin-Off transaction unless, on the date of the completion of a Spin-Off transaction, the sum of the Company's (i) Pre-Incentive Fee net investment income and (ii) realized capital gains less realized capital losses and unrealized capital depreciation from the date of the Company's election to be regulated as a BDC through, and including, the date of the completion of such Spin-Off transaction, is greater than 8% of the cumulative net investments made by the Company since its election to be regulated as a BDC.

4.	Covenants of the Adviser.

The Adviser covenants that it shall remain registered as an investment adviser under the Advisers Act so long as the Company maintains its election to be regulated as a BDC under the Investment Company Act. The Adviser agrees that its activities shall at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

5.	Limitations on the Employment of the Adviser.

The services of the Adviser to the Company are not exclusive, and the Adviser may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company, so long as its services to the Company hereunder are not impaired thereby, and nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Adviser to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company's portfolio companies, subject to applicable law). So long as this Agreement or any extension, renewal or amendment remains in effect, the Adviser shall be the only investment adviser for the Company, subject to the Adviser's right to enter into sub-advisory agreements. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Adviser and its affiliates, as directors, officers, employees, partners, stockholders, members, managers or otherwise, and that the Adviser and directors, officers, employees, partners, stockholders, members and managers of the Adviser and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

6.	Responsibility of Dual Directors, Officers and/or Employees.

If any person who is a manager, partner, officer or employee of the Adviser or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such manager, partner, officer and/or employee of the Adviser or the Administrator shall be deemed to be acting in such capacity solely for the Company, and not as a manager, partner, officer or employee of the Adviser or the Administrator or under the control or direction of the Adviser or the Administrator, even if paid by the Adviser or the Administrator.

7.	Limitation of Liability of the Adviser; Indemnification.

The Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its sole member) shall not be liable to the Company for any action taken or omitted to be taken by the Adviser in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company (except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services), and the Company shall indemnify, defend and protect the Adviser (and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Adviser, including without limitation its members and the Administrator, each of whom shall be deemed a third party beneficiary hereof) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Adviser's duties or obligations under this Agreement or otherwise as an investment adviser of the Company. Notwithstanding the preceding sentence of this Section 7 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Adviser's duties or by reason of the reckless disregard of the Adviser's duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

8.	Effectiveness, Duration and Termination of the Agreement.

(a) This Agreement shall become effective as of the first date above written. The provisions of Section 7 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as set forth in this Section 8, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 7 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

(b) The Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (A) the affirmative vote of a majority of the Board, or by the affirmative vote of a majority of the outstanding voting securities of the Company, and (B) the affirmative vote of a majority of the Company's Independent Directors, in accordance with the requirements of the Investment Company Act.

(c) This Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days' written notice, by: (i) the affirmative vote of a majority of the outstanding voting securities of the Company, (ii) the affirmative vote of a majority of the Board, including a majority of the Independent Directors, or (iii) the Adviser.

(d) This Agreement will automatically terminate in the event of its "assignment" (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act).

(e) The provisions of Section 7 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Adviser shall be entitled to any amounts owed under Section 3 through the date of termination or expiration and Section 7 shall continue in force and effect and apply to the Adviser and its representatives as and to the extent applicable.

9.	Notices.

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

10.	Amendments.

This Agreement may be amended by mutual consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

11.	Entire Agreement; Governing Law.

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. This Agreement shall be construed in accordance with the laws of the State of New York and in accordance with the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

12.	Miscellaneous.

The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of the parties hereto and their respective successors.

13.	Counterparts.

This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original counterpart, and all of which, together, shall constitute one Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

GSV GROWTH CREDIT FUND INC.

By:
Name: R. David Spreng
Title: President and Chief Executive Officer

GSV GROWTH CREDIT LLC

By:
Name: R. David Spreng
Title: Chief Executive Officer and Chief Investment Officer

APPENDIX D

ADMINISTRATION AGREEMENT

This Administration Agreement ("Agreement") is made as of December [ ], 2016 by and between GSV GROWTH CREDIT FUND INC., a Maryland corporation (the "Company"), and GSV CREDIT SERVICE COMPANY, LLC, a Delaware limited liability company (the "Administrator").

WITNESSETH:

WHEREAS, the Company is a newly organized closed-end management investment fund that intends to elect to be regulated as a business development company  under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

WHEREAS, the Company desires to retain the Administrator to provide administrative services to the Company in the manner and on the terms hereinafter set forth; and

WHEREAS, the Administrator is willing to provide administrative services to the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

1.	Duties of the Administrator

(a) Employment of Administrator. The Company hereby employs the Administrator to act as administrator of the Company, and to furnish, or arrange for others to furnish, the administrative services, personnel and facilities described below, subject to review by and the overall control of the Board of Directors of the Company (the "Board"), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such employment and agrees during such period to render, or arrange for the rendering of, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

(b) Services. The Administrator shall perform (or oversee, or arrange for, the performance of) the administrative services necessary for the operation of the Company. Without limiting the generality of the foregoing, the Administrator shall provide the Company with office facilities, equipment, clerical, bookkeeping and record-keeping services at such facilities and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Administrator shall also, on behalf of the Company, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other stockholder servicing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity deemed to be necessary or desirable. The Administrator shall make reports to the Board of its performance of obligations hereunder and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain or sell or any other investment advisory services to the Company. The Administrator shall be responsible for the financial and other records that the Company is required to maintain, and under the Investment Company Act, shall prepare, print and disseminate reports to stockholders, and reports and other materials filed with the Securities and Exchange Commission (the "SEC"). The Administrator will provide on the Company's behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance. In addition, the Administrator will assist the Company in determining and publishing the Company's net asset value, overseeing the preparation and filing of the Company's tax returns and the printing and dissemination of reports to the Company's stockholders, and generally overseeing the payment of the Company's expenses and the performance of administrative and professional services rendered to the Company by others.

2.	Records

The Administrator agrees to maintain and keep all books, accounts and other records of the Company that relate to activities performed by the Administrator hereunder and will maintain and keep such books, accounts and records in accordance with the Investment Company Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

3.	Confidentiality

The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information (regulated pursuant to Regulation S-P and S-AM), shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

4.	Compensation; Allocation of Costs and Expenses

(a)     In full consideration of the provision of the services of the Administrator, the Company shall reimburse the Administrator for the costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder. The amount and nature of such reimbursements shall be presented for review, on not less than a quarterly basis, to the members of the audit committee of the Board, or in lieu thereof, to a committee of the Board, all of the members of which are not "interested persons" of the Company, as such term is defined under the Investment Company Act. The Company will bear all costs and expenses that are incurred in its operation, administration and transactions and not specifically assumed by GSV Growth Credit LLC (the "Adviser"), pursuant to that certain Investment Advisory Agreement, dated as of December [ ], 2016 by and between the Company and the Adviser (as the same shall be amended from time to time). Costs and expenses to be borne by the Company include, but are not limited to, those relating to: organization and offering (in an amount of up to $1,000,000, provided that the amount of initial organizational and offering expenses in excess of $1,000,000 shall be paid by the Adviser); the Company's pro-rata portion of fees and expenses related to a Spin-Off transaction; calculating the Company's net asset value (including the cost and expenses of any independent valuation firm); fees and expenses payable to third parties, including agents, consultants or other advisors, in connection with monitoring financial and legal affairs for the Company and in providing administrative services, monitoring the Company's investments and performing due diligence on the Company's prospective portfolio companies or otherwise relating to, or associated with, evaluating and making investments; interest payable on debt, if any, incurred to finance the Company's investments; sales and purchases of shares of the Company's common stock and other securities; investment advisory and management fees; administration fees, if any, payable under this Agreement; transfer agent and custodial fees; federal and state registration fees; all costs of registration and listing the Company's securities on any securities exchange; U.S. federal, state and local taxes; fees and expenses of directors who are not parties to this Agreement or "interested persons" (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party or an affiliate thereof (the "Independent Directors"); costs of preparing and filing reports or other documents required by the SEC, the Financial Industry Regulatory Authority or other regulators; costs of any reports, proxy statements or other notices to stockholders, including printing costs; the Company's allocable portion of the fidelity bond, directors and officers/errors and omissions liability insurance, and any other insurance premiums; direct costs and expenses of administration, including printing, mailing, long distance telephone, copying, secretarial and other staff, independent auditors and outside legal costs; and all other expenses incurred by the Company or the Administrator in connection with administering the Company's business, including payments under this Agreement based upon the Company's allocable portion of the Administrator's overhead in performing its obligations under the Agreement, including rent and the allocable portion of the cost of the Company's chief compliance officer and chief financial officer and their respective staffs.

For purposes of this Agreement, a "Spin-Off transaction" includes a transaction whereby the Company offers its stockholders the option to elect to either (i) retain their ownership of shares of the Company's common stock; (ii) exchange their shares of the Company's common stock for shares of common stock in a newly formed entity that will elect to be regulated as a business development company under the Investment Company Act and treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and will use its commercially reasonable best efforts to complete an initial public offering of its shares of common stock not later than three years after the Company's final closing of its private placement of shares of its common stock, which closing will occur no later than December 31, 2017; or (iii) exchange their shares of the Company's common stock for interests of one or more newly formed entities ("Liquidating Funds") that will each be organized as a limited liability company, and which will, among other things, seek to complete an orderly wind down and/or liquidation of any such Liquidating Fund.

(b)   Notwithstanding anything to the contrary in this Section 4, the amounts payable to the Administrator from the Company in any fiscal year shall not exceed the greater of (i) 0.75% of the Capital Commitments as of the end of the most recently completed fiscal year and (ii) $1,000,000. For purposes of this Agreement, "Capital Commitments" shall mean the aggregate amount of capital committed to the Company by investors as of the end of the most recently completed calendar quarter.

5.	Limitation of Liability of the Administrator; Indemnification

The Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation its managing member, the Adviser to the extent that they are providing services for or otherwise acting on behalf of the Administrator, Adviser or the Company) shall not be liable to the Company for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company, and the Company shall indemnify, defend and protect the Administrator (and its officers, managers, partners, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator, including without limitation the Adviser, each of whom shall be deemed a third-party beneficiary hereof) (collectively, the "Indemnified Parties") and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys' fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Administrator's duties or obligations under this Agreement or otherwise as administrator for the Company. Notwithstanding the preceding sentence of this Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of criminal conduct, willful misfeasance, bad faith or gross negligence in the performance of the Administrator's duties or by reason of the reckless disregard of the Administrator's duties and obligations under this Agreement (to the extent applicable, as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

6.	Activities of the Administrator

The services of the Administrator to the Company are not to be deemed to be exclusive, and the Administrator and each affiliate is free to render services to others. It is understood that directors, officers, employees and stockholders of the Company are or may become interested in the Administrator and its affiliates, as directors, officers, members, managers, employees, partners, stockholders or otherwise, and that the Administrator and directors, officers, members, managers, employees, partners and stockholders of the Administrator and its affiliates are or may become similarly interested in the Company as stockholders or otherwise.

7.	Duration and Termination of this Agreement

(a) This Agreement shall become effective as of the first date above written. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator and its representatives, as and to the extent applicable, shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Administrator shall be entitled to any amounts owed under Section 4 through the date of termination or expiration. This Agreement shall continue in effect for two years from the date hereof and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by:

(i) the affirmative vote of a majority of the Board, or by the affirmative vote of a majority of the outstanding voting securities of the Company; and

(ii) the affirmative vote of a majority of the Company's Independent Directors, in accordance with the requirements of the Investment Company Act.

(b) The Agreement may be terminated at any time, without the payment of any penalty, upon not more than 60 days' written notice, by: (i) the affirmative vote of a majority of the outstanding voting securities of the Company, (ii) the affirmative vote of a majority of the Board, including a majority of the Independent Directors, or (iii) the Administrator.

(c) This Agreement may not be assigned by a party without the consent of the other party. The provisions of Section 5 of this Agreement shall remain in full force and effect, and the Administrator shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

8.	Amendments of this Agreement

This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9.	Governing Law

This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

10.	Entire Agreement

This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

11.	Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

GSV GROWTH CREDIT FUND INC.

By:
Name: R. David Spreng
Title: President and Chief Executive Officer

GSV CREDIT SERVICE COMPANY, LLC

By:
Name: R. David Spreng
Title: Managing Member

APPENDIX E

FORM OF FUNDING NOTICE

GSV Growth Credit Fund Inc.
2925 Woodside Road, Woodside, CA
 TEL (650) 206-4604
E-MAIL dspreng@gsvgc.com

TO:	«Investor Name»

FROM:	[ ]

RE:	Notice of Capital Call — Due [ ], 201[ ]

DATE:	[ ], 201[ ]
In accordance with Section 3(b) of the Subscription Agreement (the "Subscription Agreement") of GSV Growth Credit Fund Inc. (the "Company"), you are hereby given notice of a call for capital contribution. The purpose of this capital contribution is to fund your share of proposed investments to be made by the Company.

The total amount due from you is $<<Drawdown Purchase Price>>. Details of this capital call and your portion thereof are as follows:

Aggregate number of Shares to be sold to all Investors:	[•]
Aggregate purchase price for such Shares:	[•]
Drawdown Share Amount:	[•]
Drawdown Purchase Price:	[•]
Per Share Price	[•]

We request that you wire your total amount due on or before the due date in accordance with the following instructions:

Bank:	The PrivateBank
ABA #:	071006486
Account Name:	GSV Growth Credit Fund Inc.
Account #:	2477424
Notation:	«Investor Name»

If you have any questions, please contact David Spreng at dspreng@gsvgc.com or by phone at (650) 206-4604.

APPENDIX F
TRANSFER RESTRICTIONS

No Transfer of the Investor's Capital Commitment or, other than in connection with a Spin-Off transaction, all or any fraction of the Investor's Shares may be made without (i) registration of the Transfer on the Company books and (ii) the prior written consent of the Company. In any event, the consent of the Company may be withheld (x) if the creditworthiness of the proposed transferee, as determined by the Company in its sole discretion, is not sufficient to satisfy all obligations under the Subscription Agreement or (y) unless, in the opinion of counsel (who may be counsel for the Company or the Investor) satisfactory in form and substance to the Company:

•	such Transfer would not violate the 1933 Act, the 1940 Act or any state (or other jurisdiction) securities or "Blue Sky" laws applicable to the Company or the Shares to be Transferred; and
•
such Transfer would not be a "prohibited transaction" under ERISA or the Code or the regulations promulgated thereunder or cause all or any portion of the assets of the Company to constitute "plan assets" under ERISA, certain Department of Labor regulations or Section 4975 of the Code.

The Investor agrees that it will pay all reasonable expenses, including attorneys' fees, incurred by the Company in connection with any Transfer of its Capital Commitment or all or any fraction of its Shares, prior to the consummation of such Transfer.
Any person that acquires all or any fraction of the Shares of the Investor in a Transfer permitted under this Appendix F shall be obligated to pay to the Company the appropriate portion of any amounts thereafter becoming due in respect of the Capital Commitment committed to be made by its predecessor in interest. The Investor agrees that, notwithstanding the Transfer of all or any fraction of its Shares, as between it and the Company, it will remain liable for its Capital Commitment and for all payments of any Drawdown Purchase Price required to be made by it (without taking into account the Transfer of all or a fraction of such Shares) prior to the time, if any, when the purchaser, assignee or transferee of such Shares, or fraction thereof, becomes a holder of such Shares.
The Company shall not recognize for any purpose any purported Transfer of all or any fraction of the Shares and shall be entitled to treat the transferor of Shares as the absolute owner thereof in all respects, and shall incur no liability for distributions or dividends made in good faith to it, unless the Company shall have given its prior written consent thereto and there shall have been filed with the Company a dated notice of such Transfer, in form satisfactory to the Company, executed and acknowledged by both the seller, assignor or transferor and the purchaser, assignee or transferee, and such notice (i) contains the acceptance by the purchaser, assignee or transferee of all of the terms and provisions of this Subscription Agreement and its agreement to be bound thereby, and (ii) represents that such Transfer was made in accordance with this Subscription Agreement, the provisions of the Memorandum and all applicable laws and regulations applicable to the transferee and the transferor.